SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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STANLEY BLACK & DECKER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 11, 2011

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. on April 19, 2011, at Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions on page 53 hereof).

     This book includes the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company’s Annual Report. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares. The Annual Report includes Management’s Letter to Shareholders discussing the business of the Company, annual financial statements and certain other information regarding the Company.

     The Board appreciates and encourages your participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

Nolan D. Archibald
Executive Chairman

John F. Lundgren
President and Chief Executive Officer

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 11, 2011

To the Shareholders:

     The Annual Meeting of Shareholders of Stanley Black & Decker, Inc. will be held at Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 19, 2011, at 9:30 a.m. for the following purposes:

(1)	To elect five directors to the Board of Directors of Stanley Black & Decker, Inc.;

(2)	To approve Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year;

(3)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4)	To recommend, on an advisory basis, the frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation;

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on February 25, 2011 are entitled to vote at the meeting and any adjournment or postponement thereof.

     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 19, 2011: This Proxy Statement together with the Form of Proxy and our Annual Report are available free of charge by clicking on “SEC Filings” under the Investor section of the Company’s website (www.stanleyblackanddecker.com).

Bruce H. Beatt
Secretary

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

PROXY STATEMENT FOR THE APRIL 19, 2011 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stanley Black & Decker, Inc. (the “Company”), a Connecticut corporation, to be voted at the 2011 Annual Meeting of Shareholders, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice. No business may be transacted at the Annual Meeting other than the business specified in the Notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the Company’s Secretary that was received after December 27, 2010 and before January 26, 2011. The Company did not receive any such notice. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

     On March 12, 2010, a wholly owned subsidiary of The Stanley Works was merged with and into The Black & Decker Corporation, with the result that The Black & Decker Corporation became a wholly owned subsidiary of The Stanley Works (the “Merger”). In connection with the Merger, The Stanley Works changed its name to Stanley Black & Decker, Inc. Throughout this Proxy Statement, references to the “Company” refer to Stanley Black & Decker, Inc., formerly known as The Stanley Works. The Black & Decker Corporation continues to exist as a wholly owned subsidiary of the Company; references to “Black & Decker” in this Proxy Statement refer to The Black & Decker Corporation as it existed prior to completion of the transaction.

     This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March 11, 2011.

ITEM 1—ELECTION OF DIRECTORS

     At the 2011 Annual Meeting, the shareholders will elect five directors to the Board of Directors. The nominations to the Board of Directors are set forth below. Those elected as directors will serve until the Annual Meeting of Shareholders indicated and until the particular director’s successor has been elected and qualified.

     The Board of Directors unanimously recommends a vote FOR the nominees. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

GEORGE W. BUCKLEY, Chairman, President, and Chief Executive Officer of 3M Company, was elected a director of Black & Decker in 2006 and was appointed to the Company’s Board of Directors on March 12, 2010, when the Merger was completed.

From 1993 to 1997, Mr. Buckley served as the chief technology officer for the Motors, Drives, and Appliance Component Division of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a Vice President, became Senior Vice President in 1999, and became Executive Vice President in 2000. Mr. Buckley was elected President and Chief Operating Officer of Brunswick in April 2000 and Chairman and Chief Executive Officer in June 2000. In December 2005, he was elected Chairman, President, and Chief Executive Officer of 3M Company. Mr. Buckley also serves as a director of 3M Company and Archer-Daniels-Midland Company and within the past five years has served on the boards of Ingersoll-Rand plc and Tyco Corporation.

Mr. Buckley, who is 63, is a member of the Audit Committee.

As the Chairman, President, and Chief Executive Officer of 3M Company, Mr. Buckley provides the Board with the expertise and knowledge of managing a large, multi-national corporation. This knowledge, combined with his prior experience as the Chief Executive Officer of Brunswick Corporation, provides a valuable resource to the Board and management.

If elected, Mr. Buckley’s term will expire at the 2014 Annual Meeting.

CARLOS M. CARDOSO, Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., has been a director of the Company since October 2007. Mr. Cardoso joined Kennametal in 2003 and served as Vice President and Chief Operating Officer prior to assuming his current position in 2005. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003.

Mr. Cardoso is 53 years old and is a member of the Corporate Governance Committee and the Compensation and Organization Committee.

As the Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., Mr. Cardoso faces the challenge of managing a complex company on a daily basis. This experience, combined with the skills Mr. Cardoso has acquired in his leadership roles at Kennametal, Inc. and Flowserve Corporation, make him a valuable resource for the Board and management.

If elected, Mr. Cardoso’s term will expire at the 2014 Annual Meeting.

ROBERT B. COUTTS, retired, has been a director of the Company since July 2007. Mr. Coutts served as Executive Vice President, Electronic Systems of Lockheed Martin from 1998 through 2008. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company. In addition, he is a director of Hovnanian Enterprises, Inc. and of Pall Corporation.

Mr. Coutts is 60 years old and is Chair of the Corporate Governance Committee and a member of the Finance and Pension Committee.

Mr. Coutts’ long experience in senior management of Lockheed Martin and General Electric Company has led him to develop expertise in manufacturing, supply chain management, and government contracting that is of value to the Board as the Company seeks to expand its sales to the U.S. government and continue to improve its global manufacturing operations and sourcing.

If elected, Mr. Coutts’ term will expire at the 2014 Annual Meeting.

MANUEL A. FERNANDEZ, Chairman Emeritus, Gartner, Inc., was elected a director of Black & Decker in 1999 and was appointed to the Company’s Board of Directors on March 12, 2010, when the Merger was completed.

Mr. Fernandez held various positions with ITT, Harris Corporation, and Fairchild Semiconductor Corporation before becoming President and Chief Executive Officer of Zilog Incorporated in 1979. In 1982, he founded Gavilan Computer Corporation and served as President and Chief Executive Officer and, in 1984, became President and Chief Executive Officer of Dataquest, Inc., an information technology service company. From 1991, he served as President, Chairman of the Board, and Chief Executive Officer of Gartner, Inc., and was elected Chairman Emeritus in 2001. Since 1998, he also has been the Managing Director of SI Ventures, a venture capital firm. Mr. Fernandez also serves as Non-executive Chairman of SYSCO Corporation, as Lead Director of Brunswick Corporation, and as a director of Flowers Foods, Inc.

Mr. Fernandez, who is 64, is a member of the Corporate Governance Committee and of the Finance and Pension Committee.

Mr. Fernandez provides the Board and management broad expertise and insight into finance, management, and technology issues as a result of his prior experience as the Chief Executive Officer of Gartner, Inc. and his current role as a managing director of SI Ventures. Mr. Fernandez also has acquired particular knowledge of corporate governance issues as the most recent Chairman of the Corporate Governance Committee of Black & Decker and a member of the Corporate Governance/ Nominating Committee of Flowers Foods, Inc.

If elected, Mr. Fernandez’s term will expire at the 2014 Annual Meeting.

MARIANNE M. PARRS, retired, has been a director of the Company since April 2008. She has held a number of executive and management positions at International Paper Company since 1974, including Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain-Delivery from 1999 to 2005 and Executive Vice President and Chief Financial Officer from November 2005 until the end of 2007. Ms. Parrs also serves on the boards of CIT Group Inc., Signet Jewelers Limited, the Rise Foundation in Memphis, Tennessee, the Leadership Academy in Memphis, Tennessee, Josephines Circle, Memphis, Tennessee and the United Way of the Mid-South.

Ms. Parrs is 66 years old and is a member of the Audit Committee and the Finance and Pension Committee.

As the former Executive Vice President and Chief Financial Officer of International Paper Company, Ms. Parrs brings expert knowledge in finance to the Board. Ms. Parrs also brings experience in supply chain management and communication matters through an earlier role at International Paper Company. This experience makes Ms. Parrs a valuable resource for the Board and management. If elected, Ms. Parrs’ term will expire at the 2014 Annual Meeting.

Information Concerning Directors Continuing in Office

NOLAN D. ARCHIBALD served as President and Chief Executive Officer of Black & Decker from 1986 through March 12, 2010 and as Chairman of the Board of Black & Decker from 1987 through March 12, 2010. He was appointed to the Company’s Board of Directors, and elected Executive Chairman of the Board, on March 12, 2010, when the Merger was completed.

Prior to his tenure with Black & Decker, Mr. Archibald served in various executive positions with Conroy, Inc. In 1977, he became Vice President of Marketing for the Airstream Division of Beatrice Companies, Inc. His subsequent positions at Beatrice included President of Del Mar Window Coverings, President of Stiffel Lamp Company, and President of the Home Products Division. In 1983, he was elected a Senior Vice President of Beatrice and President of the Consumer and Commercial Products Group. Mr. Archibald left Beatrice and was elected President and Chief Operating Officer of Black & Decker in 1985. Mr. Archibald also serves as a director of Brunswick Corporation, Lockheed Martin Corporation, and Huntsman Corporation.

Mr. Archibald, who is 67, is a member of the Executive Committee.

As the former President and Chief Executive Officer of Black & Decker, Mr. Archibald’s experience with and knowledge of the Black & Decker business is valuable to the Company, especially as the Company works to integrate the Stanley and Black & Decker businesses. In addition, Mr. Archibald’s leadership of the Board provides necessary continuity of leadership for the legacy Black & Decker business.

Mr. Archibald’s term will expire at the 2013 Annual Meeting.

JOHN G. BREEN, retired, was elected Lead Independent Director of the Board when the Company completed the Merger on March 12, 2010. He has been a director of the Company since July 2000. Mr. Breen was the Chief Executive Officer of The Sherwin-Williams Company from 1979 to 1999; he also served as Chairman of the Board of that company from April 1980 to April 2000. Mr. Breen is a director of MTD Holdings Inc. and a trustee of John Carroll University and of University Hospitals Health Systems, and within the past five years has served on the boards of MeadWestvaco Corporation, Goodyear Tire & Rubber Company, Armada Funds, and Allegiant Advantage Funds.

Mr. Breen is 76 years old and is a member of the Audit Committee, the Compensation and Organization Committee and the Executive Committee.

Due to Mr. Breen’s long tenure on the Company’s Board, he has in-depth knowledge of the Company that makes him a valuable asset to the Board. As a former Chief Executive Officer of The Sherwin-Williams Company, Mr. Breen’s extensive experience with a retail business and his familiarity with operations and the distribution channels into which the Company sells products is of great value to the Company.

Mr. Breen’s term will expire at the 2013 Annual Meeting.

PATRICK D. CAMPBELL, Senior Vice President and Chief Financial Officer of 3M Company since 2002, has been a director of the Company since October 2008. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation where he served in various finance related positions during his 25 year career with that company.

Mr. Campbell is 58 years old and is a member of the Audit Committee and the Finance and Pension Committee.

As the Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. Before he joined 3M Company, Mr. Campbell worked at General Motors in various capacities, including the role of Chief Financial Officer and Vice President of General Motors International Operations, based in Switzerland, for six years. This experience gives Mr. Campbell a perspective that he is able to use to help the Board understand the issues management confronts on a daily basis and to serve as a resource for management.

Mr. Campbell’s term will expire at the 2012 Annual Meeting.

VIRGIS W. COLBERT has been a director of the Company since July 2003. Mr. Colbert served as Executive Vice President of Worldwide Operations from 1997 to 2005 and Senior Vice President of Operations from 1995 to 1997 for Miller Brewing Company. Mr. Colbert continues to serve as a Senior Advisor to MillerCoors Company (formerly Miller Brewing Company). In addition, he is currently a director of The Manitowoc Company, Inc., Sara Lee Corporation, Bank of America, and Lorillard, Inc., and within the past five years has served on the boards of Merrill Lynch & Co. Inc. and Delphi Corporation.

Mr. Colbert is 71 years old and is Chair of the Compensation and Organization Committee and a member of the Corporate Governance Committee and the Executive Committee.

Mr. Colbert provides the Board and management broad experience in management and oversight of consumer businesses through his professional service with Miller Brewing Company and his public company directorships. He brings significant expertise in domestic and international operations, logistics management, change management, strategic planning, risk management, and manufacturing, which is important to our large and diversified global company.

Mr. Colbert’s term will expire at the 2013 Annual Meeting.

BENJAMIN H. GRISWOLD, IV, Chairman, Brown Advisory, was elected a director of Black & Decker in 2001 and was appointed to the Company’s Board of Directors on March 12, 2010, when the Merger was completed.

Mr. Griswold joined Alex. Brown & Sons in 1967, became a partner of the firm in 1972, was elected Vice Chairman of the Board and director in 1984, and became Chairman of the Board in 1987. Upon the acquisition of Alex. Brown by Bankers Trust New York Corporation in 1997, he became Senior Chairman of BT Alex. Brown, and upon the acquisition of Bankers Trust by Deutsche Bank in 1999, he became Senior Chairman of Deutsche Banc Alex. Brown, the predecessor of Deutsche Bank Securities Inc. Mr. Griswold retired from Deutsche Bank Securities Inc. in February 2005 and was appointed Chairman of Brown Advisory, an asset management and strategic advisory firm, in March 2005. Mr. Griswold also serves as a director of Baltimore Life Insurance Company, Flowers Foods, Inc., and W.P. Carey & Co., LLC. He also serves on the Deutsche Bank Americas Client Advisory Board. In the non-profit sector, he is a trustee of the Johns Hopkins University and the Peabody Institute and chairs the Baltimore Symphony Orchestra’s Endowment Board.

Mr. Griswold, who is 70, is a member of the Audit Committee and of the Compensation and Organization Committee.

Mr. Griswold brings to the Board substantial experience with finance and investment banking matters after spending more than 30 years in the financial services industry, including a number of years in various leadership positions. Combined with his long tenure as a director of Black & Decker, Mr. Griswold is an important resource for the Board and management.

Mr. Griswold’s term will expire at the 2012 Annual Meeting.

EILEEN S. KRAUS, retired, has been a director of the Company since October 1993. She served as Chairman, Fleet Bank, Connecticut, a subsidiary of Fleet Boston Financial, from 1995 to 2000. She had been President, Shawmut Bank Connecticut, N.A., and Vice Chairman of Shawmut National Corporation from 1992 to 1995; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. from 1990 to 1992; and Executive Vice President of those institutions from 1987 to 1990. She is the lead director of Kaman Corporation, a director and Chairman of the Corporate Governance Committee of Rogers Corporation, Chairman of the Audit Committee of the board of Ironwood Mezzanine Funds I and II and Chairman of the Advisory Committee of Ironwood Mezzanine Funds I. Mrs. Kraus also serves on the board and Compensation Committee of Connecticare, Inc.

Mrs. Kraus is 72 years old and is Chair of the Audit Committee and a member of the Corporate Governance Committee and the Executive Committee.

Due to Mrs. Kraus’ long tenure with the Board, she has in-depth knowledge of the Company. Mrs. Kraus also has broad general management experience and financial expertise from her years in executive management at Connecticut National Bank, Shawmut Bank, N.A., and Fleet Bank Connecticut, and is a financial expert. Mrs. Kraus’ knowledge of the Company and her management judgment and financial expertise make her a valuable resource for the Board and management.

Mrs. Kraus’ term will expire at the 2012 Annual Meeting.

ANTHONY LUISO, retired President-Campofrio Spain, Campofrio Alimentacion, S.A., was elected a director of Black & Decker in 1988 and was elected a member of the Company’s Board of Directors on May 20, 2010.

Mr. Luiso was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. He held various positions at Beatrice, including President and Chief Operating Officer of the International Food Division and President and Chief Operating Officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become Group Vice President and Chief Operating Officer of the Foodservice Group of International Multifoods Corporation and served as Chairman of the Board, President, and Chief Executive Officer of that corporation until 1996. He served as Executive Vice President of Tri Valley Growers during 1998. In 1999, he joined Campofrio Alimentacion, S.A., the leading processed meat products company in Spain, as President-International and subsequently served as President of Campofrio Spain through 2001.

Mr. Luiso, who is 67, is a member of the Compensation and Organization Committee.

Based on Mr. Luiso’s service as a director of Black & Decker for over 20 years, he has extensive knowledge of the Black & Decker business. This knowledge, together with his prior management experience, is of great value to the Board and management, particularly during the integration of the two companies.

Mr. Luiso’s term will expire at the 2013 Annual Meeting.

JOHN F. LUNDGREN, President and Chief Executive Officer of the Company, has been a director of the Company since March 2004. Mr. Lundgren served as Chairman and Chief Executive Officer of the Company from March 2004 through March 2010. In connection with the Merger, Mr. Lundgren relinquished his position as Chairman of the Board on March 12, 2010, and remained with the Company as a director and its President and Chief Executive Officer. Before he joined the Company, Mr. Lundgren served as President-European Consumer Products, of Georgia Pacific Corporation from 2000 to 2004. Formerly, he had held the same position with James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000 until its acquisition by Georgia-Pacific. Mr. Lundgren also serves on the board of Callaway Golf Company.

Mr. Lundgren is 59 years old and is Chair of the Executive Committee.

As the Chief Executive Officer of the Company, Mr. Lundgren provides the Board with knowledge of the daily workings of the Company and also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Lundgren’s service on the Board and as Chief Executive Officer of the Company will provide necessary continuity of leadership for the Company’s legacy Stanley business.

Mr. Lundgren’s term will expire at the 2013 Annual Meeting.

ROBERT L. RYAN, retired Senior Vice President and Chief Financial Officer, Medtronic Inc., was elected a director of Black & Decker in 2005 and was appointed to the Company’s Board of Directors on March 12, 2010, when the Merger was completed.

Mr. Ryan was a management consultant for McKinsey and Company and a Vice President for Citicorp. He joined Union Texas Petroleum Corporation as Treasurer in 1982, became Controller in 1983, and was promoted to Senior Vice President and Chief Financial Officer in 1984. In April 1993, Mr. Ryan was named the Senior Vice President and Chief Financial Officer of Medtronic, Inc. He retired from Medtronic in 2005. Mr. Ryan also serves as a director of The Hewlett-Packard Company, Citigroup Inc. and General Mills, Inc. and is a trustee of Cornell University and within the past five years has served on the board of UnitedHealth Group, Inc.

Mr. Ryan, who is 67, is a member of the Corporate Governance Committee and of the Finance and Pension Committee.

As the former Chief Financial Officer of United Texas Petroleum Corporation and Medtronic, Inc., Mr. Ryan has extensive experience in finance matters and is a financial expert. Mr. Ryan also has served on a number of boards of public companies, and the experience gained by serving on those boards makes him a valuable resource for the Company.

Mr. Ryan’s term will expire at the 2012 Annual Meeting.

LAWRENCE A. ZIMMERMAN, previously Chief Financial Officer of Xerox Corporation, has been a director of the Company since July 2005. Mr. Zimmerman served as Chief Financial Officer of Xerox from June 2002 through February 2011. Prior to joining Xerox, Mr. Zimmerman held senior executive finance positions over a 31-year period with IBM. He is a director of Brunswick Corporation and Vice Chairman of Xerox Corporation.

Mr. Zimmerman is 68 years old and is Chair of the Finance and Pension Committee and a member of the Compensation and Organization Committee and the Executive Committee.

As the former Chief Financial Officer of Xerox Corporation, Mr. Zimmerman has expert knowledge in finance. In addition, Mr. Zimmerman’s prior employment affords him insights into the challenges that face management of a company that he is able to use to help the Board understand the issues management confronts on a daily basis and also to serve as a resource for management.

Mr. Zimmerman’s term will expire at the 2012 Annual Meeting.

Board of Directors

     Qualifications of Directors and Nominees. As noted above, on March 12, 2010, a wholly owned subsidiary of the Company merged with and into The Black & Decker Corporation, with the result that The Black & Decker Corporation became a wholly owned subsidiary. The negotiations between the Company and Black & Decker relating to the Merger included extensive discussions regarding the composition of the Board of Directors of the Company upon completion of the transaction. The Company’s Board of Directors believed that, because the Company’s shareholders would continue to hold a majority of the shares in the Company following completion of the transaction and for various other reasons, it was important that the persons who served as directors of the Company prior to the Merger continue to comprise a majority of the Board of Directors of the Company following completion of the transaction. The Company’s Board also recognizes the value that former board members of Black & Decker bring to the Company, as their knowledge and experience with Black & Decker facilitates the Board’s oversight of the integration of the two companies. Six members of the Black & Decker board, including Nolan D. Archibald, who was Chairman and Chief Executive Officer of Black & Decker prior to completion of the transaction, were elected to the Company’s Board at its 2010 Annual Meeting. Two of those directors, and three board members who were members of the Company’s board of directors prior to the Merger, are up for reelection. The Company believes that each of these directors should be reelected, as their qualifications, skills and experience continue to be of value to the Company.

     The Company carefully considered the qualifications, skills and experience of each director when concluding that the director should serve on the Board. With respect to each individual director, the Company believes that the director is appropriate to serve on the Board due to the qualifications and experience described above.

     Board Leadership Structure. The negotiations between the Company and Black & Decker relating to the Merger also included extensive discussions regarding the Board leadership structure. The Company and Black & Decker agreed that, upon completion of the Merger, the roles of Chairman and Chief Executive Officer would be separated and a Lead Independent Director position would be created. As a result, upon completion of the Merger, John F. Lundgren, who was the Company’s Chairman and Chief Executive Officer prior to the transaction, resigned as Chairman; Nolan D. Archibald, who was Black & Decker’s Chairman, President and Chief Executive Officer prior to the transaction, was appointed Executive Chairman; and John G. Breen, who was an independent director of the Company prior to the Merger, was appointed Lead Independent Director. Under the terms of the Company’s By-Laws and Corporate Governance Guidelines, the Chairman presides at all meetings of the Board at which he is present and, jointly with the Chief Executive Officer and the Lead Independent Director, establishes a schedule of agenda subjects to be discussed during the year at the beginning of each year and the agenda for each Board meeting. The Lead Independent Director presides at executive sessions of the Board and at any meeting of the Board at which neither the Chairman nor the Chief Executive Officer is present, participates in the establishment of agendas as described in the preceding sentence, and ensures that the views, opinions and suggestions of the other independent directors are adequately brought to the attention of the Chairman and the Chief Executive Officer and, together with the Chairman and Chief Executive Officer, ensures that such views, opinions and suggestions are adequately addressed with the Board.

     One of the Company’s primary objectives over the next several years will be to properly integrate the legacy Stanley businesses and the legacy Black & Decker businesses, a process that started upon completion of the Merger. To help ensure a smooth integration, the Board believes it essential that the Board leadership include members with experience from both the Company and Black & Decker as the companies existed prior to completion of the Merger. The Company therefore has determined that vesting the leadership of the Board in a Chairman and in a Lead Independent Director, with an obligation that both consult with the Chief Executive Officer in establishing agendas and addressing certain other matters, as described above, is appropriate for the Company at this time. Separating the role of Chairman from that of Chief Executive Officer allows Mr. Lundgren, who previously held both titles, to focus on the integration of the Stanley and Black & Decker businesses.

     Risk Oversight. As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that details the Company’s risk management policies and procedures. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Finance and Pension Committee also periodically reviews the Company’s risk management program and its adequacy to safeguard the Company against extraordinary liabilities or losses. Both the Audit Committee and the Finance and Pension Committee report to the full Board regarding the status of the Company’s risk management program and policies, and any issues or concerns that may arise. To ensure that there is appropriate Board oversight of the risk management process, the Board is committed to having individuals experienced in risk management on both the Audit Committee and the Finance and Pension Committee.

     Meetings. The Board of Directors met five times during 2010. The various Board committees met the number of times shown in parentheses: Executive (0), Audit (4), Corporate Governance (4), Finance and Pension (2), and Compensation and Organization (5). The members of the Board serve on the committees described in their biographical material on pages 1-6. In 2010, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which such director served that have been held since the director became a member of the Board or the applicable committees. The Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings. In 2010, the Annual Meeting was held approximately one month later than usual as a result of the Merger. As a result, a number of the directors had prior commitments and were unable to attend. Nolan Archibald, John Lundgren, Robert Coutts and Marianne Parrs attended the 2010 Annual Meeting.

     Director Independence. The Board of Directors has adopted Director Independence Standards which are available free of charge on the “Corporate Governance” section of the Company’s website (which appears under the “Investors” heading) at www.stanleyblackanddecker.com. The Board of Directors has made the determination that all director nominees standing for election and all of its incumbent directors whose terms will continue after the Annual Meeting, except Mr. Lundgren and Mr. Archibald, are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance, and Compensation and Organization Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

     Executive Committee. The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Executive Committee does not have the power to declare dividends or to take actions reserved by law to the Board of Directors. The Executive Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

     Audit Committee. The Audit Committee nominates the Company’s independent auditing firm, reviews the scope of the audit, approves in advance audit and non-audit services, and reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies. The Audit Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee. The Board of Directors has made the determination that all of the members of the Audit Committee are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Audit Committee has issued a standing invitation to all members of the Board of Directors to attend Audit Committee meetings. The Board of Directors has determined that Eileen S. Kraus meets the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards. The Audit Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

     Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Board as to Board membership and considers names submitted to it in writing by shareholders as well as recommendations from third party search firms, current directors, Company officers, employees and others. The Corporate Governance Committee recommends directors for Board committee membership and committee chairs, and recommends director compensation. The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.” The Corporate Governance Committee has taken the lead in articulating the Company’s corporate governance guidelines and establishing a procedure for evaluating Board performance. The Corporate Governance Committee also approves policy guidelines on charitable contributions. The Company’s By-Laws require that any director be a shareholder of the Company. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, all director candidates, including those recommended by shareholders, are evaluated on the same basis. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the desired attributes of individual directors are:

integrity and demonstrated high ethical standards; experience with business administration processes and principles; the ability to express opinions, raise difficult questions, and make informed, independent judgments; knowledge, experience, and skills in at least one specialty area (such as accounting or finance, corporate management, marketing, manufacturing, technology, information systems, international business, or legal or governmental affairs); the ability to devote sufficient time to prepare for and attend Board meetings; willingness and ability to work with other members of the Board in an open and constructive manner; the ability to communicate clearly and persuasively; and diversity with respect to other characteristics, which may include, at any time, gender, ethnic background, geographic origin, or personal, educational and professional experience.

     The Board of Directors has made the determination that all of the members of the Corporate Governance Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Corporate Governance Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyblackanddecker.com.

     Shareholders who wish to submit names to be considered by the Corporate Governance Committee for nomination for election to the Board of Directors should, as set forth in the Company’s By-Laws, send written notice to the Secretary of the Company to be received at its principal executive offices at least 90 days but no more than 120 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting, which notice should set forth (i) the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or such other person, (iii) a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the Proxy Statement for the Annual Meeting as a nominee and to serve as a director of the Company if so elected, and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to make such nomination.

     Compensation and Organization Committee. The Compensation and Organization Committee (the “Compensation Committee”), with the assistance of its compensation consultant, periodically conducts on-going evaluations of existing executive compensation programs and administers the Company’s executive compensation plans. The Committee met five times during 2010 and met in executive session at the end of each of those meetings to review different aspects of the Company’s executive compensation programs. Representatives from Towers Watson were present at three meetings of the Compensation Committee. No management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and process followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described below under the heading “Executive Compensation.” The Board of Directors has made the determination that all of the members of the Compensation Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Compensation Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyblackanddecker.com. The following persons served as members of the Compensation Committee during 2010: Virgis W. Colbert, John G. Breen, Carlos M. Cardoso, Benjamin H. Griswold, IV, Anthony Luiso, and Lawrence A. Zimmerman.

     Finance and Pension Committee. The Finance and Pension Committee advises in major areas concerning the finances of the Company and oversees the Company’s administration of its qualified and non-qualified defined contribution and defined benefit retirement plans. The Board of Directors has made the determination that all of the members of the Finance and Pension Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Section 303A of the New York Stock Exchange listing standards.

     Director Compensation. The Company pays its directors who are not employees of the Company or any of its subsidiaries an annual retainer and pays an additional fee to those non-employee directors who serve as committee chairs and to the Lead Independent Director. The annual retainer fee paid to non-employee directors was increased, effective April 20, 2010, from $75,000 to $110,000. In addition, fees for committee chairs were increased from $10,000 to $15,000 per year for the chairs of the Audit Committee and the Compensation Committee. The chairs of the Corporate Governance Committee and the Finance and Pension Committee each receive $10,000 per year and the Lead Independent Director receives $20,000 per year. Non-employee directors may defer any or all of their fees in the form of Company common stock or as cash accruing interest at the five-year treasury bill rate; a director is required to defer his or her fees, in the form of Company common stock, so long as he or she owns fewer than 7,500 shares. The Company also grants its non-employee directors Restricted Stock Units with dividend equivalent rights pursuant to the Company’s Restricted Stock Unit Plan for Non-Employee Directors (the “Director RSU Plan”). These Awards are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Company common stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. On April 20, 2010, each non-employee director of the Company received 1,791 Restricted Stock Units with dividend equivalent rights pursuant to the Director RSU Plan. Directors may also receive Company products with an aggregate value of up to $5,000 annually.

     Executive Sessions and Communications with the Board. Pursuant to the Corporate Governance Committee Charter, the Lead Independent Director presides over executive (non-management) meetings of the Board. Shareholders or others wishing to communicate with the Lead Independent Director, the Board generally, or any specific member of the Board of Directors may do so by mail addressed to Stanley Black & Decker, Inc., c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053 or by calling the Company’s Ethics Hotline, an independent toll-free service at 1-800-424-2987 (extension 53822).

     Business Conduct Guidelines. The Company has adopted a worldwide set of Business Conduct Guidelines applicable to all of its directors, officers and employees and a code of ethics for the Chief Executive Officer and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com or otherwise upon request addressed to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

     Director Continuing Education. The Company regularly provides directors with continuing education on a variety of topics. In 2010, subjects covered with Board members included the Company’s compliance and ethics program, implications of the Dodd-Frank Act, and directors’ and officers’ liability and insurance therefor. In addition, the Company provided all directors with a subscription to Agenda, a weekly publication that focuses on governance issues of interest to directors of public companies.

     Related Party Transactions. Pursuant to the Company’s Business Conduct Guidelines, employees, officers and directors are required to bring any potential conflict of interest, including any proposed related party transaction involving a related person as that term is defined in Item 404(a) of Regulation S-K, to the attention of the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determine the appropriate action in consultation with appropriate members of management. Where a proposed transaction involves a Related Person as that term is defined in Item 404(a) of Regulation S-K, the General Counsel discusses the reasons for the transaction with appropriate members of management. In the event management believes it is in the best interest of the Company to proceed with the transaction, the proposed transaction is brought to the attention of the Board for its review and approval.

Security Ownership of Certain Beneficial Owners

     No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company as of February 25, 2011, except as shown in this table.

	(2) Name and address of	(3) Amount and nature of	(4) Percent of
(1) Title of class	beneficial owner	beneficial ownership	class
Common Stock	FMR, LLC	13,453,517 (2,282,519 sole power to vote or direct	8.10%
$2.50 par value	82 Devonshire Street	the vote; 0 shared power to vote or direct the vote;
	Boston, MA 02109	13,453,517 sole power to dispose or direct the
disposition)

Common Stock	BlackRock, Inc.	10,202,337 (sole power to vote or direct the vote and	6.15%
$2.50 par value	40 E. 52nd St.	sole power to dispose or direct the disposition)
New York, NY 10022

*	The information in the foregoing table is drawn from Schedule 13G reports filed with the Securities and Exchange Commission on or before February 25, 2011.

Security Ownership of Directors and Officers

     Except as reflected in the table below, no director, nominee, or executive officer owns more than 1% of the outstanding common stock of the Company. As of February 25, 2011, the executive officers, nominees, and directors as a group owned beneficially approximately 3% of the outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 25, 2011 with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 23, and all directors, nominees for director, and executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

	Common Shares		Percent of
Name	Owned		Class Owned
Donald Allan, Jr.	67,844	(1)(3)	*
Jeffery D. Ansell	46,913	(1)(3)	*
Nolan D. Archibald	2,770,355	(1)(3)	1.66%
John G. Breen	31,193	(2)	*
George W. Buckley	15,326		*
Patrick D. Campbell	4,331	(2)	*
Carlos M. Cardoso	6,004	(2)	*
Virgis W. Colbert	10,822	(1)(2)	*
Robert B. Coutts	6,427	(2)	*
Manuel A. Fernandez	45,753	(1)(2)	*
Benjamin H. Griswold, IV	54,164		*
Eileen S. Kraus	37,045	(1)(2)	*
James M. Loree	251,813	(1)(3)(4)	*
Anthony Luiso	80,605	(2)	*
John F. Lundgren	852,496	(1)	*
Marianne M. Parrs	7,898	(2)	*
Robert L. Ryan	2,061		*
Lawrence A. Zimmerman	13,888	(2)	*
Directors, nominees and executive officers as a group (32 persons)	5,045,007	(1)-(4)	3.01%

*	Less than 1%
(1)
Includes shares which may be acquired by the exercise of stock options on or before April 26, 2011 as follows: Mr. Allan, 47,500; Mr. Archibald, 1,910,873; Mr. Colbert, 2,318; Mr. Fernandez, 6,374; Mrs. Kraus, 9,000; Mr. Loree, 187,950; Mr. Lundgren, 672,555; and all directors, nominees and executive officers as a group, 2,836,570, and shares that may be acquired upon vesting of RSUs on or before April 26, 2011 as follows: Mr. Allan, 5,000; Mr. Ansell, 25,000; Mr. Archibald, 75,225; Mr. Loree, 12,500; Mr. Lundgren, 25,000; and all directors, nominees and executive officers as a group, 142,725.

(2)
Includes the share accounts maintained by the Company for those of its directors who have deferred their director fees as follows: Mr. Breen, 22,193; Mr. Campbell 4,331; Mr. Cardoso, 6,004; Mr. Colbert, 8,564; Mr. Coutts, 6,427; Mr. Fernandez, 1,419; Mrs. Kraus, 23,661; Mr. Luiso, 1,113; Ms. Parrs 3,898; Mr. Zimmerman, 10,388; and all directors as a group, 87,998.

(3)	Includes shares held as of February 25, 2011 under the Company’s savings plans (Retirement Account Plan and Supplemental Retirement Account Plan, respectively), as follows: Mr. Allan, 957/299; Mr. Ansell, 1,171/1,072; Mr. Archibald, 6,068/0; Mr. Loree, 627/1,967; and all executive officers as a group, 35,515/10,607.
(4)	Includes restricted share unit accounts maintained by the Company as follows: Mr. Loree, 40,000; and all executive officers as a group, 40,000.

Audit Committee Report

     In connection with the financial statements for the fiscal year ending January 1, 2011, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountants’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Eileen S. Kraus (Chair)
John G. Breen
George W. Buckley
Patrick D. Campbell
Benjamin H. Griswold, IV
Marianne M. Parrs

Compensation and Organization Committee Report

     The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.

Compensation and Organization Committee

Virgis W. Colbert (Chair)
John G. Breen
Carlos M. Cardoso
Benjamin H. Griswold, IV
Anthony Luiso
Lawrence A. Zimmerman

Executive Compensation

     Compensation Discussion and Analysis

     Executive Summary

     The merger with The Black & Decker Corporation was an important achievement in our ongoing strategy to diversify, transform and profitably expand our business portfolio. The Merger, which was completed on March 12, 2010, expanded the Company’s global reach in both hand and power tools, cemented our global cost leadership, and allowed us to unlock annual cost synergies through the efficient management of operating costs and inventories. The integration is proceeding ahead of plan, as a result of which the Company realized $135 million of cost synergies in 2010, $45 million more than originally forecast.

     In connection with the Merger, we evaluated our compensation programs with several goals in mind. First, our compensation packages should promote our post-Merger vision and strengthen the alignment between pay and performance. Second, compensation packages of legacy Stanley and legacy Black & Decker employees serving in comparable roles should be aligned, but not necessarily equal, as differences in geography, experience and other individual factors need to be taken into account. Third, compensation packages should be sufficient to attract and retain the talent we need to run our Company effectively.

     Some of the actions taken in 2010, such as the grant of restricted stock units to certain executives upon completion of the Merger, were directly related to the Merger and are not expected to recur. These one-time actions are not addressed in the general discussion of our compensation philosophy or included in the benchmarking data and other information provided therein; instead, they are addressed in the discussion entitled “Specific Awards Granted in Connection with the Merger” below. Similarly, the employment agreement with our Executive Chairman, Nolan D. Archibald, was negotiated and signed in connection with the negotiation of the Merger Agreement between The Stanley Works and The Black & Decker Corporation. Mr. Archibald does not participate in all of the compensation programs applicable to other executive officers, and accordingly, the discussion of the Company’s executive compensation program generally does not address Mr. Archibald’s compensation. The elements of Mr. Archibald’s compensation are summarized in the section entitled “Agreement with Nolan D. Archibald, Executive Chairman.”

What is the purpose of Stanley Black & Decker’s executive compensation program?

     The purpose of our executive compensation program is to provide competitive remuneration as executives create shareholder value, with an appropriate balance between measuring profitability and stability, while assuring that executives drive efficiencies by using capital judiciously. Our compensation programs are designed to promote our post-Merger vision and strengthen the alignment between executive pay, performance and strategy. We delivered very strong performance in 2010 itself and for certain of the incentive compensation performance periods ending in 2010.
  Annual Incentive Program: Our Management Incentive Compensation Program (“MICP”) rewards increases in earnings per diluted share (“EPS”) and improvements in our cash flow multiple, with the objective of promoting the complementary short-term goals of profitability and stability. We believe EPS and free cash flow are, respectively, important measures of shareholder value creation and our short-term operating condition. MICP goals for 2010 were established in April as nine month goals, and took into account the anticipated effect of the Merger. For the full year, EPS increased 39% from $2.79 per share in 2009 to $3.88 per share in 2010, excluding certain merger and acquisition related charges. For the nine-month period, EPS exceeded the maximum goal under the MICP. Free cash flow, excluding merger and acquisition related payments, improved to $935 million from $446 million for the full year. As a multiple of net earnings, free cash flow also was greater than the maximum goal under the 2010 MICP. As a result, the Company paid executives (other than Mr. Archibald) 200% of their target incentive opportunities under the MICP for the performance period that ended January 1, 2011.

  Long-Term Incentive Programs: In 2010, we granted our executives a combination of time vesting restricted stock units and stock options in order to directly link the value of compensation they earn to shareholder value creation and to align their interests with those of our shareholders. We also granted our executives the opportunity to earn performance unit awards over a 2.5 year period under our Long-Term Performance Program (“LTIP”). This program rewards profitability, shareholder value creation, and the efficient use of capital, as measured, for the program that commenced in 2010, by EPS, total shareholder return relative to our peer group (“TSR”), and return on capital employed (“ROCE”). For the 2008-2010 LTIP performance period, performance measures were EPS and ROCE. ROCE was 10.7%, representing a decline of 37% from the beginning of the performance period. EPS decreased 3%, from $4.00 at the start of the performance period to $3.88 in 2010. The Company failed to meet its 2008-2010 EPS, and ROCE threshold goals by 15% and 31%, respectively. Although this was due in part to the global economic downturn during the performance period, the goals were not met and, accordingly, no distributions were made with respect to the 2008-2010 LTIP performance period.
  Special Bonus Programs: In 2007, the Company determined that improving working capital turns and inventory turns would materially improve the Company’s overall performance and provide a material benefit to our investors. To emphasize our commitment to this goal, we established a Special Bonus Program in 2007 that gave senior managers the opportunity to earn stock and other participants the opportunity to earn cash provided the goals were achieved by December 31, 2009 and the working capital objective was sustained for at least six months thereafter. The Company-wide objectives of seven working capital turns and 6.2 inventory turns were achieved by the end of 2009 and the working capital turns objective was sustained for six months thereafter by the legacy Stanley businesses. These bonuses therefore were distributed in July 2010. Following the Merger, management proposed that a similar program be put in place for a performance cycle beginning in 2010 and ending in 2012. That program is discussed in more detail in the section entitled “Working Capital Incentive Program.”
Does the executive compensation program pay for performance?

     The Company’s executive compensation programs are designed to pay for performance. When measured against our peers, the Company’s executive compensation programs demonstrate strong alignment between executive pay and Company performance for 2010 and over the recently completed three-year performance cycle. The Company targets compensation for its named executive officers at the median of our peer group for similarly situated executives. The amount of compensation realized by our executives is intended to be in the higher ranges of the peer group when performance is strong and in the lower ranges of the peer group when we fail to meet our target performance objectives. Compensation was strongly aligned with our performance in 2010 and over the three-year period ending in 2010, with both near the 75th percentile of our peer group.

Were the executive compensation programs adjusted following the Merger?

     Yes. Following the Merger, we adjusted base pay and target compensation levels for our executives to reflect the increased complexity and responsibilities associated with leading a company of our size. On average, our named executive officers (excluding Mr. Archibald) received a 24% increase to base salaries and a 22% increase in their target MICP bonuses. These adjustments were intended to approximate the median compensation levels for executives at a peer group of similarly sized companies.

Is an appropriate portion of pay at risk for executives?

     Yes, a significant portion of executive compensation is at risk. The Company’s executive compensation programs are weighted heavily towards variable compensation in order to ensure that the bulk of targeted compensation is only delivered when tangible results warrant it. On average for our named executive officers, nearly 80% percent of compensation is at risk. This strengthens the alignment of executive and shareholder interests and provides a compelling incentive for executives to optimize business results. Variable compensation is balanced between annual and long-term incentive compensation, with a greater emphasis on the long-term component to promote the sustainability of business results.

Is the appropriate peer group being used to benchmark executive compensation?

     We believe we are using an appropriate peer group to benchmark executive compensation. In 2010, in connection with the Merger, we adjusted the peer group we use to benchmark executive compensation. We recognized that the market in which we compete for executive talent changed, given the enhanced skills and experience required to manage a business of increased scale, global breadth and complexity. Accordingly, the Compensation Committee approved use of a new peer group for benchmarking executive compensation comprised of 18 similar-sized companies in the industrial machinery, electrical components, hardware, and household appliance industries to more appropriately reflect the labor markets in which we compete. The median revenue, market capitalization, and employees of the new peer group closely approximate the Company’s post-Merger scale. Because compensation levels are closely correlated with company size, this peer group will be used to benchmark compensation levels for our named executive officers. Performance under the 2009-2011 Long Term Incentive Program will be measured against the peer group that was identified as the applicable peer group at the time those awards were approved in 2009.

What other notable accomplishments occurred in 2010?

     The Company successfully executed a number of its strategic objectives, the most notable being the successful completion of the initial phase of integration of The Stanley Works and Black & Decker operations and achievement of associated cost synergies. Other highlights of our performance in 2010 include the following:
  continued industry, geographic and customer diversification;

  strong organic growth; and

  introduction of new and innovative products in various businesses around the world.
     Setting Compensation

     Process

     The Compensation and Organization Committee of our Board of Directors (the “Compensation Committee”) is responsible for developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers. In this connection, the Compensation Committee:
  monitors and evaluates executive compensation by periodically reviewing detailed “tally sheets” for each named executive officer. The tally sheets provide an overview of annual compensation and benefit values offered to each executive, the value of all outstanding equity awards, the accrued value of retirement benefits, and the amount of the Company’s other obligations in the event the executive’s employment terminates under various circumstances, including death, disability, involuntary termination without cause, or in connection with a change in control of the Company.

  annually reviews two sets of comparative market data prepared by our compensation consultant, Towers Watson & Co. (“Towers Watson”), to ensure that compensation levels are in line with the labor markets in which we compete for executive talent. The first set of market data comes from published compensation surveys and reflects prevailing compensation practices within a group of over 260 companies in the U.S. general manufacturing and services community. The second set of market data comes from the compensation information publicly filed by our peer companies. These data points create ranges of compensation values that the Compensation Committee considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

  annually reviews the Company’s financial performance, including an assessment provided by Towers Watson of compensation realized by the named executive officers in relation to the performance of the Company. Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, the Compensation Committee assesses whether the Company’s incentive programs are working as intended and paying for performance. As noted in the Executive Summary, compensation realized by our named executive officers (excluding Merger Specific Awards) was strongly aligned with our performance in 2010 and over the three-year period ending in 2010.

  discusses compensation matters, other than those pertaining to the Chief Executive Officer, with our Chief Executive Officer and other management representatives, and meets in executive session with Towers Watson, without management present, to evaluate management’s input. The Compensation Committee also solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

  establishes performance goals for the Company’s short-term and long-term performance award programs. Performance goals for our performance award programs are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of a performance cycle. These goals are tied to the Company’s annual business plan and operating budget, which are approved by our Board of Directors at or prior to the time the goals are set. The Compensation Committee evaluates the appropriateness of the proposed goals, and from time to time requests Towers Watson to opine on the degree of difficulty inherent in achieving those goals. The Compensation Committee has final authority over goal-setting and approves the goals when satisfied that they are set at reasonable but appropriately challenging levels.

     Role of Consultant

     To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee has in recent years retained the services of an independent compensation consultant. The Compensation Committee retained Watson Wyatt Worldwide (“Watson Wyatt”) to consult and advise on executive compensation issues in early 2009. In July 2009, the Company retained Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) to advise on various compensation and benefits matters in connection with the Merger. At the end of 2009, Towers Perrin and Watson Wyatt merged to form Towers Watson. In 2010, the Compensation Committee retained the services of the newly formed Towers Watson to serve as the Compensation Committee’s independent compensation consultant and to advise on executive compensation matters. In considering the selection of Towers Watson, the Compensation Committee considered Towers Watson’s service to the Company and certain safeguards that Towers Watson implements to assure that the consultant acts independently. The Compensation Committee also considered Towers Watson’s well-developed understanding of our business, particularly in light of the Merger. The decision to retain Towers Watson as an advisor to the Compensation Committee was neither recommended nor opposed by management. As advisor to the Compensation Committee, Towers Watson reviews the total compensation strategy and pay levels for the Company’s named executive officers, examines all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chief Executive Officer and senior executives.

     In addition to executive compensation consulting services provided to the Compensation Committee, Towers Watson provided consulting and actuarial services to the Company on a variety of matters in 2010. The Company paid Towers Watson approximately $2,340,000 for all of the services they provided in 2010. Of that amount, approximately $250,000 related to executive compensation consulting services and a significant portion of the balance related to actuarial services provided in connection with the Company’s pension, health and welfare, and stock-based compensation plans.

     Philosophy

     As a general proposition, the Compensation Committee believes that aggregate expenditures for executive base salaries should be managed to the median of salary expenditures when compared to comparable companies. The Compensation Committee also believes that annual and long-term incentive compensation expenditures should be targeted at median market levels. Targeting the market median, while giving executives the opportunity to earn more (or less) than this amount based on Company performance, ensures that the Company can attract and retain the high caliber of executive talent it seeks. In October 2010, the Compensation Committee reviewed the market data provided by Towers Watson and found that, on average for the named executive officers (other than Mr. Archibald), actual compensation was in fact targeted very close to the intended median positioning.

Target Total Compensation
	Base Salary	Target Total Cash	(excluding Merger Specific Awards)
Targeted Positioning:	Median	Median	Median
Actual Positioning:
- vs. Published Surveys	2% Above Median	3% Above Median	9% Above Median
- vs. Peer Group	1% Below Median	2% Below Median	1% Below Median

     Peer Group

     As previously discussed in the Executive Summary, in 2010 we made changes to our peer group to better reflect the Company’s increased scale, global breadth and complexity. As of the 2010 fiscal year end, the median revenue ($8.9 billion), market capitalization ($7.6 billion), and employee count (33,700) of the peer group are commensurate with that of the Company. The new peer group consists of the following 18 companies:

Cooper Industries	Illinois Tool Works	Sherwin Williams
Danaher Corp.	Ingersoll-Rand	SPX Corp.
Dover Corp.	Jarden Corp.	Textron
Eaton Corporation	Masco Corp.	Tyco International
Emerson Electric	Newell Rubbermaid	W. W. Grainger
Fortune Brands	Parker Hannifin	Whirlpool Corp.

     Compensation Components

     Pay Mix

     The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be at risk in order to ensure that median or above-median compensation is only delivered when business results are strong and we have created value for our shareholders. The mix of compensation between base salary, annual MICP compensation and long-term incentives is targeted such that 70%–85% of our named executive officer’s total annual compensation is at risk and dependent on performance results.

2010 Named Executive Officer Pay Mix
(excluding Merger Specific Awards)

     Base Salaries

     The table below illustrates the current base salaries of our named executive officers and the increases from 2009 related to the Merger. Salaries may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk. As noted above, the named executive officers (other than Mr. Archibald) are aligned with median market levels.

	2009	2010
John F. Lundgren	$1,050,000	$1,250,000
Donald Allan, Jr.	$350,000	$475,000
Jeffery D. Ansell	$400,000	$475,000
Nolan D. Archibald	N/A	$1,500,000
James M. Loree	$610,000	$750,000

     Annual Incentive Compensation - MICP

     All of our executive officers, including the named executive officers, participate in the annual incentive compensation programs under the Company’s 2006 Management Incentive Compensation Plan. These programs are designed to balance the complementary short-term goals of profitability and stability, encouraging our executives to maximize profitability and efficiency while promoting stability in our annual operating condition. The program measures are evenly weighted between earnings per diluted share (“EPS”) and cash flow multiple (operating cash flow less capital expenditures divided by net earnings). Executives with group or divisional responsibility are also measured on divisional operating margin and working capital management. With the exception of Mr. Archibald’s target award, which was established in his Employment Agreement at $1,875,000, target awards are set as a percentage of each officer’s base salary. For 2010, the named executive officer target bonus opportunities were: Mr. Lundgren – 150%, Mr. Allan – 80%, Mr. Ansell – 80%, and Mr. Loree – 100%. MICP payouts will vary from 0% to 200% of the target bonus opportunity depending on results. The weighting of measures, potential bonus payouts, and actual bonuses earned for 2010 performance are illustrated in the table below.

	Weighting of Measures							Weighted Avg.
	Corporate		Group		Potential Bonus Payouts			Results on All
		Cash	Operating	Working				Measures
	EPS	Flow	Margin	Capital	Threshold	Target	Maximum	(% of target)	Payout
John F. Lundgren	50%	50%	0%	0%	$937,500	$1,875,000	$3,750,000	200%	$3,750,000
Donald Allan, Jr.	50%	50%	0%	0%	$190,000	$380,000	$760,000	200%	$760,000
Jeffery D. Ansell	25%	25%	25%	25%	$190,000	$380,000	$760,000	200%	$760,000
Nolan D. Archibald	50%	50%	0%	0%		$1,875,000		200%	$1,875,000
James M. Loree	50%	50%	0%	0%	$375,000	$750,000	$1,500,000	200%	$1,500,000

     For 2010, the Company delayed setting performance goals until April due to the Merger, and established goals for a nine month performance period that ran from April 4, 2010 (the first day of the Company’s second quarter) through the end of the Company’s 2010 fiscal year. Actual performance in 2010 exceeded 2010 corporate performance goals, resulting in a payout equal to 200% of target for corporate executives. The corporate performance goals and results for the 2010 performance period are illustrated below:

	Threshold	Target	Maximum	2010 Result
EPS	$2.13	$2.45	$2.76	$3.18
Cash Flow Multiple	80%	100%	120%	164%

     The results of Mr. Ansell’s division exceeded performance goals established for that division. Accordingly, based on the corporate results discussed above and the results of his division, Mr. Ansell earned a bonus equal to 200% of his target bonus. The specific divisional operating margin and working capital goals and results are not disclosed as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. The Company does not disclose operating margin and working capital results for specific divisions; accordingly, there would not be comparable financial results to which an investor could refer.

     Long-Term Incentive Compensation

     The Compensation Committee believes that establishing a culture of stock ownership is an effective way to incentivize executives to achieve sustainable performance results and maximize long-term shareholder value. To that end, the Company is authorized to grant equity-based awards, including stock options, time-vesting restricted shares or units (“RSUs”), and performance-vesting shares or units under its 2009 Long-Term Incentive Plan. In 2010, the Company granted stock options, RSU’s and performance-vesting restricted stock units (“performance units”) to its named executive officers as part of their regular compensation packages. Excluding Merger-specific grants awarded in 2010, the stock options and RSUs vest in four equal annual installments on the first four anniversaries of the grant date; the stock options expire 10 years from the grant date. The performance units for the performance period commencing in 2010 will be earned or forfeited following the conclusion of a 2.5 year performance cycle depending on the achievement of pre-established EPS and ROCE performance goals for each year, or portion thereof, in the cycle and a 2.5 year TSR goal. The allocation of the long-term incentive values among stock options, RSUs and performance units varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to performance units than other officers and employees do because they have the greatest ability to influence the financial measures underlying the program. The following table shows the 2009 and 2010 allocation of regular long-term incentive awards for our named executive officers (other than Mr. Archibald):

	2010			2009
	Stock		Performance	Stock		Performance
	Options	RSUs	Units	Options	RSUs	Units
John F. Lundgren	19%	24%	57%	15%	57%	28%
Donald Allan, Jr.	29%	37%	34%	18%	59%	23%
Jeffery D. Ansell	29%	37%	34%	18%	57%	26%
James M. Loree	22%	28%	50%	21%	57%	23%

     The performance unit component of our current long-term incentive program is designed to pay out at market-competitive levels only when we achieve and sustain profitability and market return goals over three years. Accordingly, 40% of performance unit payouts are contingent upon improvement in return on capital employed (“ROCE”), 35% on EPS growth, and 25% on total shareholder return relative to our peer group (“TSR”). The ROCE computation is defined as net earnings divided by a two point average of capital employed; net earnings adds back after-tax interest expense and intangibles amortization, and capital employed represents debt plus equity less cash. The TSR calculation is based on an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility. For performance units granted prior to 2009, including the recently concluded 2008-2010 performance unit grant, award payouts were based only on the equally weighted measures of ROCE and EPS in the last year of the cycle. The Compensation Committee added the TSR measure in 2009 in order to more directly link compensation earned by our executives to shareholder value creation. While we may re-evaluate the measures used in the performance unit program in future years, or the weighting of those measures, we believe that ROCE, EPS, and TSR currently provide effective tools for measuring the value we create and sustain, assessing our achievement of strategic goals, and evaluating our long-term performance and potential.

     The Company does not publicly disclose the performance goals for its three-year performance award programs until after the performance cycle has been completed and the Company’s financial statements for the relevant period have been filed. Performance goals for each performance cycle are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of the performance cycle. The Compensation Committee considers management’s recommended performance goals, the Company’s performance-to-date and strategic direction, and the nature of the Company’s future operating environment, and once satisfied with the degree of difficulty associated with goal achievement, approves the targets for each performance cycle. As a general rule, the Compensation Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant; the Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

     For the 2010 - 2012 performance cycle, which commenced July 4, 2010, the Compensation Committee delayed establishing performance goals due to the Merger. In establishing performance goals for that performance cycle, the Compensation Committee considered the likely effects of the Merger and determined that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal.

     Target performance unit awards are set as a percentage of each officer’s base salary and converted to a number of shares at the beginning of the three-year performance period. For the 2010-2012 performance cycle, the named executive officer threshold, target, and maximum performance unit opportunities, as a percentage of base salary were as follows: Mr. Lundgren – 150/300/500%, Mr. Allan – 40/80/160%, Mr. Ansell – 40/80/160%, and Mr. Loree – 125/250/400%. The following tables illustrates the award opportunities associated with the 2010-2012 performance unit cycle and the goals, actual performance results and payouts associated with the recently completed 2008-2010 performance unit cycle.

     2010-2012 Performance Cycle*

	Potential Performance Units Earned
	Threshold	Target	Maximum
John F. Lundgren	36,721	73,443	122,405
Donald Allan, Jr.	3,721	7,442	14,884
Jeffery D. Ansell	3,721	7,442	14,884
James M. Loree	18,361	36,721	58,754

*
Mr. Archibald will receive a cost synergy bonus pursuant to his employment agreement on March 12, 2013, provided certain goals are met, and therefore is not a participant in the Company’s long term performance award programs.

     2008-2010 Performance Cycle

	2008 – 2010 Target		Potential Performance Units Earned			Actual Results*
	Performance Goals
	ROCE	EPS	Threshold	Target	Maximum	ROCE	EPS	Payout
John F. Lundgren	15.6%	$4.57	15,780	31,560	63,120	10.7%	$3.88	0
Donald Allan, Jr.	15.6%	$4.57	1,052	2,104	4,208	10.7%	$3.88	0
Jeffery D. Ansell	15.6%	$4.57	2,209	4,418	8,836	10.7%	$3.88	0
James M. Loree	15.6%	$4.57	4,881	9,762	19,524	10.7%	$3.88	0

*
In determining whether the performance goals were met for the 2008-2010 LTIP, merger and acquisition related costs incurred in 2010 primarily with respect to the Merger were excluded for purposes of computing ROCE and EPS; EPS also was adjusted to exclude a second-quarter 2010 tax-related benefit. The results shown in the foregoing table reflect these adjustments.

     Special Compensation

     Working Capital Incentive Program

     In July 2010, the Company granted certain employees, including Messrs. Lundgren, Allan, Ansell, and Loree, the opportunity to earn awards pursuant to a working capital incentive program. The awards were approved by the Compensation Committee on July 15, 2010 under the Company’s 2009 Long-Term Incentive Plan and will be earned only if the Company achieves an established number of working capital turns by June 30, 2012 and sustains that rate of working capital turns for at least six months thereafter. The program is modeled on the Special Bonus Program adopted for the legacy Stanley business in 2007, pursuant to which the Company achieved seven times working capital turns and 6.2 times inventory turns by the end of 2009. We believe working capital turns is an important measure of our efficiency and overall performance standards. Award opportunities under this program are payable in stock or cash, at the Compensation

Committee’s discretion, for senior executives and in cash for other eligible participants. The shares that may be earned by our named executive officers under the 2010 Working Capital Incentive Program are as follows: Mr. Lundgren – 36,721, Mr. Allan – 7,442, Mr. Ansell – 7,442, and Mr. Loree – 14,689.

     In July 2010, the Compensation Committee determined that the Company had achieved the performance goals associated with the 2007-2009 Special Bonus Program. As noted above, the goals of seven times working capital turns and 6.2 times inventory turns were achieved by the end of 2009, and the working capital turns goal was sustained for six months thereafter (excluding the effects of the Merger). The Committee elected to distribute awards in cash rather than shares. As a result, the awards were paid to our named executive officers in cash (excluding Mr. Archibald, who was not a participant in the program) in August 2010. The payouts associated with this program are illustrated in the table below:

Payment Amount
John F. Lundgren	$592,800
Donald Allan, Jr.	$88,920
Jeffery D. Ansell	$118,560
James M. Loree	$414,960

     Specific Awards Granted in Connection with the Merger

     In connection with the Merger, in order to address retention risk and discrepancies in compensation packages between Stanley and Black & Decker executives and create incentives to help ensure the success of the Merger, the Compensation Committee approved the following awards:
  RSU grants to members of the Company’s senior management team, including executive officers, who had been employed by The Stanley Works or one of its subsidiaries prior to the Merger. These awards were granted on March 12, 2010 and vest in two equal installments on March 12, 2014 and March 12, 2015. Messrs. Allan and Ansell each received a grant of 50,000 RSUs.

  RSU grants to Messrs. Lundgren and Loree pursuant to the terms of their employment agreements. These awards were granted on March 15, 2010 and vest in two equal installments on March 12, 2014 and March 12, 2015.
  Mr. Lundgren received a grant of 325,000 RSUs, and Mr. Loree received a grant of 200,000 RSUs.

  RSU grants to executive officers and other employees who were assigned specific management responsibilities with respect to the integration of the Stanley and Black & Decker businesses. None of the named executive officers received one of these grants.

  A grant of 1,000,000 stock options to Mr. Archibald pursuant to the terms of his employment agreement. This award will vest in full on March 12, 2013.

  RSU grants to members of the Company’s senior management team, including executive officers, who had been employed by The Black & Decker Corporation or one of its subsidiaries prior to the Merger. These awards were granted on April 19, 2010 and vest in two equal installments on December 31, 2012 and May 3, 2013. None of the named executive officers received one of these grants.

  A cash bonus to Mr. Ansell in connection with his relocation from New Britain, Connecticut to Towson, Maryland totaling $550,000 of which $160,000 was immediately vested, $130,000 vested on December 31, 2010, and the balance will vest in two equal installments of $130,000 each on December 31, 2011 and December 31, 2012. This award was granted in July, 2010.
     Benefits & Perquisites

     Retirement Benefits

     The Compensation Committee believes that offering a full complement of compensation and benefit programs typically extended to senior executive officers is crucial to the attraction and retention of high-caliber executive talent. Prior to the Merger, the Company offered various retirement programs to its executive officers, including the Stanley Account Value Plan; the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works; and a CEO Make-Whole Retirement Arrangement for Mr. Lundgren. The Company also maintained The Stanley Works Supplemental Executive Retirement Program, for which Messrs. Lundgren and Loree were the only eligible named executive officers. The Company continued to offer these benefits to legacy employees of The Stanley Works following the Merger while Black & Decker employees continued to be covered under Black & Decker’s retirement programs. Mr. Archibald became a participant in the Stanley Account Value Plan immediately following the Merger and also was covered under certain retirement plans sponsored by Black & Decker during 2010. The arrangements in which our named executive officers participated are described in more detail beginning on page 23 under the headings “Summary Compensation Table,” “Pension Benefits,” and “Non-Qualified Defined Contribution and Deferred Compensation Plans.” Effective January 1, 2011, the Company adopted revised retirement programs that to a large extent replace the programs that were in place prior to the Merger; those programs are described on pages 33-35 under the headings “Retirement Programs effective January 1, 2011.” The CEO Make-Whole Retirement Arrangement for Mr. Lundgren and The Stanley Works Supplemental Executive Retirement Program, which has been closed to new participants since 2007, remain in place.

     Employment Agreements

     The Company has followed the practice of entering into a written employment agreement with its Chief Executive Officer for many years. Consistent with this practice, the Company entered into an employment agreement with John Lundgren in March, 2004, which was amended and restated on December 10, 2008 to comply with rules enacted under Section 409A of the Internal Revenue Code of 1986, as amended. In 2009, Mr. Lundgren’s agreement was again amended and restated in connection with the Merger and became effective upon completion of the Merger on March 12, 2010. In connection with the Merger, the Company also entered into written employment agreements with James M. Loree, its Executive Vice President and Chief Operating Officer, and Nolan D. Archibald, its Executive Chairman. Both of these agreements became effective upon completion of the Merger on March 12, 2010. Detailed descriptions of the employment agreements with Messrs. Lundgren, Loree and Archibald are set forth under the heading “Executive Officer Agreements” on pages 35-37.

     Change in Control Agreements and Severance Agreements

     The Compensation Committee has determined that to be competitive with prevailing market practices, to enhance the stability of the executive team, and to minimize turnover costs associated with a corporate change in control, it is important to extend special severance protection for termination of employment as a result of a change in corporate control to certain employees. Therefore, the Company has entered into change in control agreements with certain members of senior management, including the named executive officers (other than Mr. Archibald). Severance protections were established based on prevailing market practices when these agreements were put in place for each of our named executive officers. The severance benefits that would have been payable at December 31, 2010 to Messrs. Lundgren, Allan, Ansell and Loree in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” beginning on page 37.

     Perquisites

     As a general rule, the Company does not believe it is necessary for the attraction or retention of executive talent to provide our executives with a substantial amount of compensation in the form of perquisites. The Company does, however, provide its executive officers with some perquisites, including financial planning services, life and long-term disability insurance, car allowance, home security system services, executive medical exams, and up to $5,000 of company products for Messrs. Lundgren and Archibald and $2,000 of company products for other executive officers as more fully set forth on page 24. The Company also agreed to continue to provide Mr. Archibald with certain perquisites that he had been receiving as of December 31, 2008 pursuant to his employment agreement with Black & Decker prior to the Merger, including business and personal use of Black & Decker’s aircraft (now the Company’s aircraft), as is more fully set forth at page 24.

     Other Compensation Policies

     Stock Ownership Guidelines

     In furtherance of the Company’s objective to create an ownership culture and because the Compensation Committee believes it is important for executive officers and other senior employees to have a meaningful investment in the Company, we have established minimum guidelines for executive stock ownership. These guidelines require stock ownership to reach the minimum levels laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position. Awards to participants under the Company’s long-term incentive programs are subject to transferability restrictions to the extent that a participant does not hold the minimum ownership levels at the time the award is distributed.

Minimum Ownership
CEO	300% of base salary
COO and CFO	200% of base salary
Other Executive Officers	100% of base salary

     Timing of Stock Option and RSU Grants

     With the exception of grants made to French participants, annual grants of stock options and restricted stock units to executive officers are usually made at a regularly scheduled meeting of the Compensation Committee held during the fourth quarter of each year. The grant date of stock option and RSU awards is the date of the Board meeting held during the fourth quarter (typically the day after the Compensation Committee meeting) and grants to other eligible employees typically are approved on the same date. The exercise price for all stock option grants other than those to French participants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant. The grant date for awards to French participants is the first date on which grants may be made consistent with French legal and tax requirements following the date on which annual grants are made to our other employees. The exercise price of stock options for French participants is the higher of the average of the high and low stock price on the date of grant and 80% of the average opening price on the New York Stock Exchange for the 20 days preceding the date of grant.

     The Compensation Committee may occasionally make off-cycle grants during the year. These are typically associated with promotions, hiring, acquisitions, or other significant business events that would likely have an adverse impact on our ability to retain management talent. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to make annual grants and occasional off-cycle grants to employees who are not executive officers of the Company. The grant date for any grants made by the Company’s Chief Executive Officer is either the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization.

     Tax Deductibility Under Section 162(m)

     Under Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to any of the named executive officers who are employed by the Company at year-end. The Company believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Company has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Company also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

     Hedging; Pledging

     The Company’s Board of Directors has adopted a policy against hedging transactions and discouraging pledging transactions. Pursuant to the policy, hedging is not permitted, and any officer, director or employee who wishes to pledge shares must obtain the prior approval of the General Counsel. This policy is included in the Company’s Business Conduct Guidelines, which are available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

     Forfeiture of Awards in the Event of Restatement

     The Company’s Board of Directors has adopted a “recoupment” policy relating to unearned incentive compensation of executive officers. Pursuant to this policy, in the event our Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or committee will take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

     Assessment of Risk Arising from Compensation Policies and Practices

     The Compensation Committee has considered whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that the Company’s compensation policies and practices do not create such risks.

     Summary Compensation Table

     The table below summarizes the total compensation for the applicable periods for those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during the fiscal year ended January 1, 2011 (“fiscal year 2010”) and for the three most highly compensated executive officers of the Company serving as such at the end of fiscal year 2010 other than the CEO and CFO (collectively the “named executive officers”).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
Name and		Salary	Bonus	Award(s)	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	Total
John F. Lundgren,	2010	1,208,433	0	25,347,725	1,255,500	4,342,800	159,663	416,138	32,730,259
President and CEO	2009	1,050,000	0	5,091,241	893,250	2,100,000	379,550	88,476	9,602,517
	2008	1,041,667	0	1,829,068	1,655,000	1,213,210	0	318,619	6,057,564

Donald Allan, Jr.,	2010	443,850	0	4,002,349	334,800	848,920	0	125,656	5,755,575
Senior Vice President and	2009	350,000	0	804,639	178,650	420,000	0	33,500	1,786,789
CFO	2008	287,500	0	279,771	43,275	152,864	0	50,429	813,839

Jeffery D. Ansell,	2010	456,250	290,000	4,002,349	334,800	878,560	0	132,555	6,094,514
Senior Vice President &	2009	400,000	0	837,140	178,650	480,000	0	37,516	1,933,306
Group Executive,	2008	391,666	0	382,096	86,550	290,800	0	70,666	1,221,778
Construction & DIY

Nolan D. Archibald	2010	1,187,500	0	3,325,031	19,665,004	1,875,000	1,579,878	604,152	28,236,565
Executive Chairman

James M. Loree,	2010	720,833	0	14,945,442	837,000	1,914,960	530,983	293,685	19,242,903
Executive Vice President	2009	610,000	0	2,307,946	595,500	976,000	258,922	60,661	4,809,429
and COO	2008	605,000	0	1,053,760	288,500	562,929	0	159,925	2,670,114

Footnote to Column (a) of Summary Compensation Table
Mr. Archibald was elected Executive Chairman of the Company effective March 12, 2010, in connection with the Merger. The information included in the Summary Compensation Table does not include compensation earned by Mr. Archibald in his role as Chairman and Chief Executive Officer of The Black & Decker Corporation prior to the Merger.

Footnote to Column (d) of Summary Compensation Table
The amount set forth in this column reflects a bonus paid to Mr. Ansell in connection with his relocation to Maryland following the Merger.

Footnote to Column (e) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all restricted stock units and performance awards granted during the fiscal years ended January 1, 2011, January 2, 2010, and January 3, 2009, respectively, in accordance with Financial Accounting Standards Board Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The grant date fair value of performance award grants included in this column, assuming performance at maximum, for grants made in fiscal years 2010, 2009, and 2008, respectively, is as follows: Mr. Lundgren, $7,297,936/$2,869,980/$2,791,166; Mr. Allan, $1,026,944/$382,641/$186,078; Mr. Ansell, $1,026,944/$437,336/$390,728; Mr. Loree, $3,365,271/$1,111,561/$863,351. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers.

Footnote to Column (f) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended January 1, 2011, January 2, 2010, and January 3, 2009, respectively, in accordance with Financial Accounting Standards Board Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table
The dollar amounts set forth in this column reflect (i) incentive compensation earned pursuant to the 2007-2009 Special Bonus Program, which were paid in cash in July 2010, and (ii) incentive compensation earned pursuant to the Company’s MICP for the 2010 fiscal year, which vested upon distribution in the first quarter of the 2011 calendar year.

Footnote to Column (h) of Summary Compensation Table
The following amounts included in this column are attributable to the following plans:

Increase in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement for fiscal year 2010 – $159,663. See the footnote to Column (d) of Pension Benefits Table on page 31 for the assumptions used in making this calculation. For fiscal year 2009, the increase in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement was $379,550. For fiscal year 2008, there was no increase in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement.

Increase in actuarial present value of Mr. Archibald’s benefit for the period March 12, 2010 through January 1, 2011 for the plans in which he was a participant are as follows: $14,216 under The Black & Decker Pension Plan, $847,303 under The Black & Decker Supplemental Executive Retirement Plan, and $718,359 under The Black & Decker Supplemental Pension Plan. See the footnote to Column (d) of the Pension Benefits Table on page 31 for the assumptions used in making these calculations.

Increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Program for fiscal year 2010 -- $530,983. See the footnote to Column (d) of Pension Benefits Table on page 31 for the assumptions used in making this calculation. For fiscal year 2009, the increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Program was $258,922. For fiscal year 2008, there was no increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Program.

Footnote to Column (i) of Summary Compensation Table
This column reflects Company contributions and allocations for Messrs. Lundgren, Allan, Ansell, and Loree under the Stanley Account Value Plan (matching and Cornerstone) and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works (supplemental matching and supplemental Cornerstone), matching allocations under the Stanley Account Value Plan for Mr. Archibald, and life insurance premiums, car allowance, cost of financial planning services, cost of annual physical, cost of products acquired through the Company’s Product Programs, reimbursement for club dues, personal use of tickets to athletic and other entertainment events, and cost of a home security system as set forth in the table below. In addition, spouses of Messrs. Lundgren, Loree and Allan joined the executives on a business trip for which they traveled on the Company aircraft. There was no incremental cost to the Company associated with this travel. Perquisites provided to Mr. Archibald also include personal use of a Company car and Company aircraft; the cost incurred by the Company for such use is reflected below. Certain contributions to the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Messrs. Lundgren and Loree will offset pension benefits as described on page 31.

		Defined								Home	Personal Use	Personal Use
		Contribution			Financial	Annual	Product	Club		Security	of Corporate	of Company	Column (i)
		Plans	Insurance	Car	Planning	Physical	Program	Dues	Tickets	System	Aircraft	Car	Total
Name	Year	($)	($)	($)	($)	($)	$	($)	($)	($)	($)	($)	($)
John F. Lundgren	2010	306,000	67,463	19,195	19,281	0	682	0	0	3,516	0	0	416,138
Donald Allan, Jr.	2010	92,422	11,963	19,273	0	0	1,997	0	0	0	0	0	125,656
Jeffery D. Ansell	2010	109,127	8,074	15,354	0	0	0	0	0	0	0	0	132,555
Nolan D. Archibald	2010	2,156	1,224	16,200	39,676	0	2,635	1,820	4,528	0	526,391	9,522	604,152
James M. Loree	2010	142,183	14,500	16,657	9,641	0	754	0	0	109,950	0	0	293,685

The Stanley Account Value Plan was a Section 401(k) retirement program that covered certain employees of the Company and its U.S. affiliates who are subject to the income tax laws of the United States. The Plan featured two accounts: the “Choice Account” and the “Cornerstone Account.” As discussed more fully in the section titled “Retirement Programs effective January 1, 2011,” the Company amended and restated the Stanley Account Value Plan effective January 1, 2011; the discussion below summarizes the benefits of the Stanley Account Value Plan that were in effect through the end of 2010.

The Choice Account offered eligible participants the opportunity for tax-deferred savings and a choice of investment options. For each calendar year prior to 2009, and for the 2010 calendar year, the Company provided a 50% match on the first 7% of pay contributed by a participant on a pre-tax basis for the year. Annual pay and the amount of elective contributions were subject to limits set forth in the tax law. Participants were permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations to the Choice Accounts are 100% vested once a participant has completed three years of service, but, except as described below, are not vested prior to the completion of three years of service. As described more fully in the section titled “Non-Qualified Defined Contribution and Deferred Compensation Plans” below, the Company decided at the end of 2008 that matching allocations would not be made for at least calendar year 2009, but restored half of that match (i.e., a 25% match) retroactive to January 1, 2009 at the end of 2009 and fully reinstated matching contributions, at 2008 levels, effective January 1, 2010.

The Cornerstone Account provided a “core” retirement benefit for certain participants. This account was 100% funded by separate allocations that are not dependent on contributions by participants. These allocations were made for years prior to 2009 and in 2010; no allocation was made in 2009. Effective June 2008, the Cornerstone Account became subject to a participant’s investment direction. The regular allocation to a participant’s Cornerstone Account for a calendar year was based on the participant’s age on the last day of the calendar year and the participant’s pay (subject to limits set forth in the tax law) for each calendar quarter during the year (with pay recognized for a calendar quarter only if the participant had employment status on the last day of the calendar quarter) as follows:

Age	Allocation Amount (% of Pay)
Less than 40	3%
40 - 54	5%
55 and older	9%

There were additional Cornerstone allocations for years prior to 2009 and in 2010 for certain participants. None of the Company’s named executive officers was eligible for these additional Cornerstone allocations.

Allocations to the Cornerstone Account are 100% vested once a participant has completed three years of service and, except as described below, are not vested prior to the completion of three years of service. In addition, regardless of years of service, a participant will become 100% vested in the total value of both the Choice Account and the Cornerstone Account if, while the participant is employed by the Company, the participant reaches age 65 or becomes totally and permanently disabled or dies. If a participant dies while employed by the Company, the total value of the participant’s accounts will be payable to his or her beneficiary. As previously described, the Company decided that allocations to a Cornerstone Account would not be made for calendar year 2009; the Company reinstated Cornerstone allocations at 2008 levels effective January 1, 2010.

The CEO Make-Whole Retirement Arrangement and The Stanley Works Supplemental Executive Retirement Program are described on pages 33-34 under the heading “Pension Benefits.” The Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works is described on pages 34-35 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

The amounts under the column entitled “Financial Planning” for Messrs. Lundgren, Archibald, and Loree include reimbursement for taxes owed with respect to such benefit in the amounts of 8,281; 10,165 and 4,141 respectively; the amounts under the columns entitled Personal Use of Corporate Aircraft and Personal Use of Company Car for Mr. Archibald include reimbursement for taxes owed with respect to such benefits in the amounts of 27,733 and 2,040, respectively.

     Grants of Plan Based Awards Table 2010 Grants

     This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended January 1, 2011 as well as the range of future payouts under non-equity incentive programs.

								All Other
								Stock	All Other			Grant Date
								Awards:	Option	Exercise		Fair Value
								Number	Awards:	or Base		of Stock
								of Shares	Number of	Price of	Closing	and
								of Stock	Securities	Option	Price at Date	Option
		Estimated Future Payouts Under			Estimated Future Payouts Under			or Units	Underlying	Awards	of Grant	Awards
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			(#)	Options (#)	($/Sh)	($/Sh)	($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
John F. Lundgren	March 15, 2010							325,000				18,685,875
	April 19, 2010	937,500	1,875,000	3,750,000
	July 15, 2010				27,541		36,721					1,337,379
	July 15, 2010				36,721	73,443	122,405					3,731,596
	December 9, 2010							25,000				1,592,875
	December 9, 2010								75,000	63.72	63.77	1,255,500
Donald Allan, Jr.	March 12, 2010							50,000				2,912,000
	April 19, 2010	190,000	380,000	760,000
	July 15, 2010				5,582		7,442					271,038
	July 15, 2010				3,721	7,442	14,884					394,523
	December 9, 2010							6,667				424,788
	December 9, 2010								20,000	63.72	63.77	334,800
Jeffery D. Ansell	March 12, 2010							50,000				2,912,000
	April 19, 2010	190,000	380,000	760,000
	July 15, 2010				5,582		7,442					271,038
	July 15, 2010				3,721	7,442	14,884					394,523
	December 9, 2010							6,667				424,788
	December 9, 2010								20,000	63.72	63.77	334,800
Nolan D. Archibald	March 15, 2010								1,000,000	57.50	57.62	16,340,000
	April 19, 2010	1,875,000	1,875,000	1,875,000
	December 9, 2010							52,186				3,325,031
	December 9, 2010								182,192	63.72	63.77	3,325,004
James M. Loree	March 15, 2010							200,000				11,499,000
	April 19, 2010	375,000	750,000	1,500,000
	July 15, 2010				11,017		14,689					534,973
	July 15, 2010				18,361	36,721	58,754					1,849,531
	December 9, 2010							16,667				1,061,938
	December 9, 2010								50,000	63.72	63.77	837,000

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table
The amounts set forth in these columns are (i) the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP covering the period from April 4, 2010 through January 1, 2011. The bonuses earned, which were distributed during the first quarter of 2011 pursuant to the terms of the Plan, are set forth in Column (g) of the Summary Compensation Table.

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table
The first listed performance awards identified in columns (f), (g) and (h) that were granted on July 15, 2010 are performance awards tied to achievement of working capital objectives. The awards will be paid only if the specified working capital turns objective is achieved no later than June 30, 2012 and sustained for a period of six months. These awards may be distributed in the form of shares or in the cash equivalent, at the discretion of the Compensation & Organization Committee. The number of shares each executive would be eligible to receive, set forth in columns (f), (g), and (h), was determined by multiplying the executive’s base salary as of July 15, 2010 by the applicable performance factor, which ranged from 80-150% for performance at maximum. Performance at threshold would generate a bonus equal to 75% of the maximum bonus achievable; performance between threshold and maximum would result in a pro-rated bonus in an amount between the threshold and maximum bonus opportunity.

The second listed performance awards identified in columns (f), (g) and (h) cover a performance period that commenced on July 4, 2010 (the first day of the Company’s third fiscal quarter 2010) and expires at the end of the Company’s 2012 fiscal year. Each performance award represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability. Thirty-five percent of the potential award is contingent on the achievement of earnings per share growth, forty percent is contingent on the achievement of return on capital employed, and twenty-five percent is contingent on total shareholder return.

The number of performance shares that each executive would be eligible to receive pursuant to the second listed awards, set forth in columns (f), (g) and (h), was determined by multiplying the executive’s base salary as of July 15, 2010 by the applicable performance factor, which ranged from 40-150% in the case of threshold performance, 80-300% in the case of target performance, and 160-500% in the case of maximum performance for the named executive officers, and dividing the resulting number by the average of the high and low price of Company stock on the date of grant. Unless the Compensation Committee otherwise determines, no shares will be issued in respect of a performance goal unless threshold performance is achieved for that goal and the number of shares to be issued will be pro-rated in the event performance falls between threshold and target or target and maximum performance.

Footnote to Column (i) of Grants of Plan-Based Awards Table
The restricted stock awards identified in this column are (i) restricted stock units awarded on March 12, 2010 to Messrs. Allan and Ansell and on March 15, 2010 to Messrs. Lundgren and Loree that will vest in two equal installments on the fourth and fifth anniversaries of the date the Merger was completed (March 12, 2010); and (ii) restricted stock units awarded on December 9, 2010 that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. The March 15 grants to Messrs. Lundgren and Loree and the December 9 grant to Mr. Archibald will become immediately and fully vested under certain circumstances, as more fully described below in the sections titled “Agreement with John F. Lundgren, Director and Chief Executive Officer,” “Agreement with James M. Loree, Executive Vice President and Chief Operating Officer,” and “Agreement with Nolan D. Archibald, Executive Chairman.”

Footnote to Column (j) of Grants of Plan-Based Awards Table
The stock options identified in this column as having been granted to Nolan Archibald are (i) stock options granted on March 15, 2010 that will vest on the third anniversary of the date the Merger was completed and (ii) stock options granted on December 9, 2010 that will vest in four equal installments on the first four anniversaries of the date of grant. These grants were made in accordance with the terms of Mr. Archibald’s employment agreement and shall become immediately and fully vested under certain circumstances, as more fully described below in the section titled “Agreement with Nolan D. Archibald, Executive Chairman.” Employment with the Company beyond March 12, 2013 is not a condition to vesting for Mr. Archibald’s grants. The stock options otherwise identified in this column are stock options granted on December 9, 2010 that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (k) of Grants of Plan-Based Awards Table
All stock option grants were made pursuant to the Company’s 2009 Long Term Incentive Plan (the “2009 Plan”). The 2009 Plan, which has been approved by the Company’s shareholders, provides that the purchase price per share purchasable under an option shall not be less than the Fair Market Value of a share on the date of grant. The 2009 Plan defines the Fair Market Value of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The grant price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718, Compensation—Stock Compensation of the stock option grants, restricted stock unit grants and performance awards identified in this table. See footnote J of the Company’s report on Form 10-K for assumptions used in the valuation of these awards and related disclosures. The grant date fair value of performance award grants included in this column for the performance award period that runs from July 4, 2010 through the end of the Company’s 2012 fiscal year, assuming performance at maximum, is as follows: Mr. Lundgren, $5,514,792; Mr. Allan, $665,561; Mr. Ansell, $665,561; Mr. Loree, $2,651,973; the grant date fair value of performance award grants tied to working capital achievement included in this column, assuming performance at maximum, is as follows: Mr. Lundgren, $1,783,172; Mr. Allan, $361,384; Mr. Ansell, $361,384; Mr. Loree, $713,298.

     Outstanding Equity Awards at Fiscal Year End

     The following table sets forth information regarding outstanding stock options, option awards, and restricted stock unit awards held by the named executive officers on January 1, 2011.

	Option Awards					Stock Awards
									Equity Incentive
	Number	Number				Number of	Market Value	Equity Incentive	Plan Awards:
	of Shares	of Shares	Equity Incentive Plan			Shares or	of Shares or	Plan Awards:	Market or Payout
	Underlying	Underlying	Awards:			Units of	Units of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Number of Securities			Stock that	Stock That	Shares, Units	Shares, Units or
	Options (#)	Options (#)	Unexercised	Option Exercise	Option Expiration	Have Not	Have Not	or other Rights That	Other Rights that
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Have Not Vested (#)	Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John F. Lundgren	250,000	0	--	38.99	3/2/2014
	150,000	0	--	41.43	10/15/2014
	75,000	0	--	47.29	12/12/2015
	75,000	0	--	51.14	12/11/2016
	56,520	18,750	--	51.13	12/10/2017
	47,555	47,555	--	33.35	12/9/2018
	18,750	56,250	--	49.03	12/9/2019
	0	75,000		63.72	12/9/2020
						530,867	35,499,080
								45,184	3,021,432
								41,005	2,742,037
								27,541	1,841,667
Donald Allan, Jr.	10,000	0	--	41.43	10/15/2014
	5,000	0	--	47.20	12/13/2015
	7,500	0	--	51.14	12/11/2016
	11,250	3,750	--	51.13	12/10/2017
	10,000	10,000	--	33.35	12/9/2018
	3,750	11,250	--	49.03	12/9/2019
	0	20,000		65.72	12/9/2020
						82,997	5,550,038
								6,025	402,863
								4,155	277,853
								5,582	373,268
Jeffery D. Ansell	3,750	0	--	47.20	12/13/2015
	10,000	0	--	51.14	12/11/2016
	11,250	3,750	--	51.13	12/10/2017
	6,250	12,500	--	33.35	12/9/2018
	3,750	11,250	--	49.03	12/9/2019
	0	20,000		63.72	12/9/2020
						103,828	6,942,995
								6,885	460,411
								4,155	277,853
								5,582	373,268

	Option Awards					Stock Awards
									Equity Incentive
	Number	Number				Number of	Market Value	Equity Incentive	Plan Awards:
	of Shares	of Shares	Equity Incentive Plan			Shares or	of Shares or	Plan Awards:	Market or Payout
	Underlying	Underlying	Awards:			Units of	Units of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Number of Securities			Stock that	Stock That	Shares, Units	Shares, Units or
	Options (#)	Options (#)	Unexercised	Option Exercise	Option Expiration	Have Not	Have Not	or other Rights That	Other Rights that
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Have Not Vested (#)	Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Nolan D. Archibald	255,000	0	--	23.53	9/20/2011
	286,875	0		37.91	4/29/2012
	382,500	0		31.17	4/27/2013
	191,250	0		47.21	4/25/2014
	191,250	0		64.52	4/24/2015
	191,250	0		72.44	4/18/2016
	143,437	47,813		69.31	4/17/2017
	95,625	95,625		53.37	4/15/2018
	78,061	234,186		30.03	4/28/2019
	0	1,000,000		57.50	3/15/2020
	0	182,192		63.72	12/9/2020
						415,178	27,762,953
James M. Loree	50,000	0	--	39.00	10/18/2011
	25,000	0	--	31.31	10/15/2013
	50,000	0	--	41.43	10/15/2014
	25,000	0	--	47.29	12/12/2015
	25,000	0	--	51.14	12/11/2016
	18,750	6,250	--	51.13	12/10/2017
	31,700	31,700	--	33.35	12/9/2018
	12,500	37,500	--	49.03	12/9/2019
	0	50,000		63.72	12/9/2020
						293,021	19,594,319
								17,500	1,170,207
								20,503	1,317,019
								11,017	736,707

Footnote to column (c)
All of the options identified in column (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) that were made prior to October 15, 2003 vested in two installments: 50% vested on the third anniversary of the date of grant and 50% vested on the fifth anniversary of the date of grant. With the exception of the March 15, 2010 grant to Nolan Archibald, which vests in full on March 12, 2013, all of the options that were granted on or after October 15, 2003 vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. Employment beyond March 12, 2013 is not a condition to vesting of Mr. Archibald’s grants.

Footnote to column (g)
The awards identified in this column are (i) time vesting restricted stock units that have not yet vested (ii) a portion of the performance awards for the 2009-2011 performance program, which will vest following the end of the performance period based on achievement of the maximum 2009 EPS goal of $1.99 per share, performance between the 10.2% target and the 12.2% maximum 2009 ROCE goal, achievement of the maximum 2010 EPS goal of $2.73 per share, and performance between the 8.3% threshold and the 10.3% target 2010 ROCE goal, all as established for the 2009-2011 performance program; and (iii) a portion of the performance awards for the 2010-2012 performance program, which will vest following the end of the performance period based on achievement of the maximum 2010 EPS goal of $1.90 per share and performance between the 9.0% target and the 10.0% maximum 2010 ROCE goal established for the 2010-2012 performance program. The number of time vesting restricted stock units granted to each executive that had not vested as of January 1, 2011 is as set forth in the table below. Unless otherwise indicated, awards vest in four equal installments on the first four anniversaries of the grant date.

Grantee	Grant Date	Vesting Schedule	Number of Units not yet vested
John F. Lundgren	December 11, 2006	Vests on December 11, 2011	20,000
	December 10, 2007		4,688
	December 9, 2008		6,500
	April 23, 2009	Vests in two equal installments on the second and third anniversaries of the grant date	50,000
	April 23, 2009		11,278
	December 9, 2009		18,750
	March 15, 2010	Vests in two equal installments on March 12, 2014 and March 12, 2015	325,000
	December 9, 2010		25,000
Donald Allan, Jr.	December 10, 2007		938
	December 9, 2008		2,800
	April 23, 2009	Vests in two equal installments on the second and third anniversaries of the grant date	10,000
	December 9, 2009		3,750
	March 12, 2010	Vests in two equal installments on March 12, 2014 and March 12, 2015	50,000
	December 9, 2010		6,667
Jeffery D. Ansell	December 10, 2007		938
	December 9, 2008		2,800
	February 19, 2008	Vests on February 19, 2011	20,000
	April 23, 2009	Vests in two equal installments on the second and third anniversaries of the grant date	10,000
	December 9, 2009		3,750
	March 12, 2010	Vests in two equal installments on March 12, 2014 and March 12, 2015	50,000
	December 9, 2010		6,667
Nolan D. Archibald	April 18, 2007	Vests on April 18, 2011	75,225
	April 16, 2008	Vests on April 16, 2012	99,450
	April 29, 2009	Vests on April 29, 2013	188,317
	December 9, 2010		52,186
James M. Loree	December 9, 2008		9,328
	April 23, 2009	Vests in two equal installments on the second and third anniversaries of the grant date	25,000
	December 9, 2009		12,500
	March 15, 2010	Vests in two equal installments on March 12, 2014 and March 12, 2015	200,000
	December 9, 2010		16,667

Awards under the 2009-2011 and 2010-2012 performance programs will vest when awards are distributed, generally during the first quarter following completion of the performance cycle. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. Employment beyond March 12, 2013 is not a condition to vesting of Mr. Archibald’s grants. The March 15, 2010 grants to Mr. Lundgren and Mr. Loree are subject to the terms of their employment agreements, which provide for full and immediate vesting in certain circumstances.

Footnote to column (i)
The shares identified in this column are the number of shares that may be issued pursuant to performance awards (i) at maximum, for the 2011 EPS and target for 2011 ROCE components and at maximum for the TSR component of the awards for the performance period that runs from April 5, 2009 through the end of the Company’s 2011 fiscal year; (ii) at target, for the 2011 EPS, at threshold for 2012 EPS and 2011 and 2012 ROCE components and at target for the TSR component of the awards for the performance period that runs from July 4, 2010 through the end of the Company’s 2012 fiscal year; and (iii) at threshold, for the 2010 Working Capital Incentive Program, for which the performance period ends on December 31, 2012. The awards for the performance periods ending at the end of fiscal years 2011 and 2012 vest upon distribution, which will occur during the first quarter of the fiscal year immediately following the performance period, following release of the Company’s financial statements. The Working Capital Incentive Program Awards also vest upon distribution, which will occur no later than the first quarter of 2013 provided the working capital performance goal is met prior to June 30, 2012 and sustained for at least six months. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability.

     Option Exercises and Stock Vested During 2010 Fiscal Year

     The following table provides information concerning option exercises and shares vesting for each named executive officer during the Company’s 2010 fiscal year.

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
John F. Lundgren	0	0	22,634	1,442,755
Donald Allan, Jr.	6,875	446,875	4,056	259,019
Jeffery D. Ansell	36,250	2,333,775	4,212	269,024
Nolan D. Archibald	0	0	70,125	4,240,459
James M. Loree	0	0	11,956	763,089

Footnote to column (d)
Shares acquired are time-vesting RSUs. Because the performance goals were not met, no shares were distributed pursuant to performance awards granted for the 2007-2009 performance period (which would have vested upon distribution in March 2010).

     Pension Benefits

     The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under the Company’s non-qualified defined benefit pension plans.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
John F. Lundgren	CEO Make-Whole Retirement Arrangement	7	99,264	0
	The Stanley Works Supplemental Executive Retirement Program	7	3,527,506	0
Donald Allan, Jr.	--	--	--	--
Jeffery D. Ansell	--	--	--	--
Nolan D. Archibald	The Black & Decker Supplemental Executive Retirement Plan	23.4	27,247,497	0
	The Black & Decker Supplemental Pension Plan	23.4	15,248,704	0
	The Black & Decker Pension Plan	23.4	796,978	0
James M. Loree	The Stanley Works Supplemental Executive Retirement Program	11.5	1,866,986	0

Footnote to Column (b) of Pension Benefits Table

CEO Make-Whole Retirement Arrangement
In connection with Mr. Lundgren’s hiring in 2004, the Company agreed to keep Mr. Lundgren whole in respect of the supplemental retirement benefit he would have reasonably expected to have received from his prior employer had he continued his employment with his prior employer and had his compensation increased at the rate of 5% per year. The prior employer’s supplemental retirement benefit provides for a normal retirement benefit, calculated as a benefit payable annually for life, equal to 50% of the greater of the average of the highest cash compensation paid in the four consecutive years during the last ten years of employment or the average of the last forty-eight months of cash compensation (“Average Compensation”). For purposes of calculating the benefits he would have received from the prior employer, it was assumed that Mr. Lundgren’s 2003 compensation of $1,037,192 with his prior employer would have increased at the rate of 5% per year.

The supplemental retirement benefit payable by the Company to make Mr. Lundgren whole will be determined based on Mr. Lundgren’s Average Compensation upon retirement (i.e., $1,037,192 assuming a compound 5% annual increase), but will be reduced by 4% per year for each year by which Mr. Lundgren elects to receive the benefit prior to age 62. This make-whole benefit will be offset by any retirement benefits that Mr. Lundgren receives from his prior employer and by any retirement benefits that Mr. Lundgren accrues under the Company’s plans, including The Stanley Works Supplemental Executive Retirement Program, that do not represent his elective contributions (e.g., 401(k) plan contributions under the Stanley Account Value Plan or the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works) or his matching allocations under the Stanley Account Value Plan. For purposes of applying these offsets from the Company’s plans, accrued retirement benefits will be treated as payable at the time and in the form in which the supplemental make-whole benefit is paid. At age 62, Mr. Lundgren will first be eligible to receive a single life annuity of approximately $124,000 from his prior employer and this amount will be applied as an offset with respect to the make-whole benefit calculated as a life annuity payable after age 62.

The Stanley Works Supplemental Executive Retirement Program
The Stanley Works Supplemental Executive Retirement Program provides benefits on a non-qualified basis to certain executive officers of the Company (“eligible employees”). Pursuant to amendments approved in 2007, the plan has been closed to new participants. Under the terms of the plan, an eligible employee became a participant in the plan upon the later of his 50th birthday or the completion of five years of service as an eligible employee (“pre-participation service”). Messrs. Lundgren and Loree are the only named executive officers who are eligible employees in this plan. Under this plan, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of pay for each of the next five years of service. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and management incentive pay) for any consecutive 36-month period. Prior to 2009, a participant’s benefit will be reduced by the following offsets: (a) Cornerstone Account benefits payable under the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works; (b) Social Security retirement benefits (with such benefits being determined and the offset being made when the participant has attained the earliest age at which he or she could retire and receive Social Security benefits, if the participant has terminated employment before reaching such age); and (c) Company-sponsored long-term disability benefits. The Plan was amended, effective January 1, 2009, to comply with regulations enacted under section 409A of the Internal Revenue Code. As a result, effective January 1, 2009, the benefit will be reduced only by the Cornerstone Account benefits payable under the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works. Benefits become vested after a participant reaches age 54 and completes five years of pre-participation service, and vested benefits will commence upon the participant’s termination of employment. Benefits will also become vested and commence if the participant becomes totally and permanently disabled after reaching age 50, or dies after reaching age 50. Benefits will be reduced by 0.167% for each month (i.e., 2% per year) that benefits commence prior to the participant’s attainment of age 60. The normal form of payment under the plan for a married participant is a 100% joint and survivor annuity with the participant’s spouse as the joint annuitant that is an actuarial equivalent of the plan benefit determined as single life annuity unless an election is made to receive an actuarial equivalent lump sum payment or the single life annuity. The normal form of payment under the plan for an unmarried participant is the plan benefit determined as a single life annuity unless either an election is made to receive an actuarial equivalent lump sum payment or the participant was formerly married, was to receive a 100% joint and survivor annuity with the former spouse and elects a 100% joint survivor annuity with another beneficiary. Mr. Lundgren’s benefit is to be paid at the same time and in the same form as his benefit under the CEO Make-Whole Retirement Arrangement.

Black & Decker Retirement Plans
Pursuant to the terms of his Employment Agreement, Mr. Archibald is entitled to receive distributions pursuant to three retirement plans sponsored by Black & Decker: The Black & Decker Pension Plan, The Black & Decker Supplemental Pension Plan and The Black & Decker Supplemental Executive Retirement Plan. The Black & Decker Pension Plan is a non-contributory, tax qualified defined benefit plan that covers most salaried employees of The Black & Decker Corporation and its subsidiaries. All benefit accruals were frozen under The Black & Decker Pension Plan, effective at the end of 2010. Mr. Archibald will receive his distribution under this Plan following termination of his employment with Stanley Black & Decker. The Black & Decker Supplemental Pension Plan is a nonqualified defined benefit plan that provides benefits for certain executives that would have accrued under The Black & Decker Pension Plan were it not for the limits imposed under the tax laws. All benefit accruals under The Black & Decker Supplemental Pension Plan were frozen, effective at the end of 2010. Benefits may be forfeited in the event of fraud or willful misconduct or, in the event that following termination of employment, there is an unauthorized disclosure or use of confidential information. Pursuant to an election made while he was an employee of The Black & Decker Corporation, Mr. Archibald’s benefits under this Plan will be distributed on or about September 12, 2011. The Black & Decker Supplemental Executive Retirement Plan is a nonqualified defined benefit plan that provided additional benefits for certain executives that may not be provided under The Black & Decker Pension Plan. Mr. Archibald ceased to be a participant in the Black & Decker Retirement Plans immediately following completion of the Merger, but will be entitled to receive distributions under these plans upon termination of his employment with the Company. Pursuant to an election made while he was an employee of The Black & Decker Corporation, Mr. Archibald’s benefits under this Plan will be distributed on or about September 12, 2011. The aggregate present value of the benefits Mr. Archibald will receive under these three plans is approximately $43,300,000.

Footnote to Column (d) of Pension Benefits Table
The present value of the accumulated benefit of each named executive officer is based on the following assumptions: (i) that Mr. Lundgren will receive benefits in a lump sum at the normal retirement age set forth in The Stanley Works Supplemental Executive Retirement Plan (age 60); (ii) that Mr. Loree will receive benefits in a lump sum at the normal retirement age set forth in The Stanley Works Supplemental Executive Retirement Program (age 60); (iii) that Mr. Archibald will receive benefits immediately following termination of his employment in the normal form under the Black & Decker Pension Plan and as a lump sum on or about October 1, 2011 under the Black & Decker Supplemental Pension Plan and the Black & Decker Supplemental Executive Retirement Plan pursuant to elections made under the terms of those Plans prior to the Merger; (iv) the individual will not die or withdraw funds before retirement; (v) the 2011 PPA mortality table for annuitants and non-annuitants; and (vi) a discount rate of five percent (5.0%). With respect to Mr. Lundgren and Mr. Loree, the accrued benefit in each case has continued to grow; the increase in the present value of the benefit can also be attributed to changes in assumptions, primarily a lower assumed interest rate. With respect to Mr. Archibald, the accrued benefit has not changed; the increase in present value of his benefit is due to passage of time and changes in assumptions.

     Non-Qualified Defined Contribution and Deferred Compensation Plans

     Prior to the Merger, Mr. Archibald was a participant in the Black & Decker Supplemental Retirement Savings Plan. He ceased to be a participant when he became a Stanley Black & Decker, Inc. employee at the time of the Merger and received a distribution of $3,764,990.76 in accordance with the terms of the Plan on April 30, 2010.

     Participants in the Company’s Management Incentive Compensation Plan (“MICP”), including its executive officers, may defer receipt of annual awards pursuant to the MICP, provided the election to defer receipt is made in the calendar year prior to grant of the award.

     The following relates to the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, a non-qualified defined contribution plan as it applies to named executive officers and certain other employees. Mr. Archibald was not a participant in this Plan in 2010.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
John F. Lundgren	0	247,593	75,132	0	1,045,706
Donald Allan, Jr.	115,066	66,998	9,259	0	482,347
Jeffery D. Ansell	85,283	83,703	61,540	0	520,044
James M. Loree	146,825	120,621	161,292	0	1,429,269

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
At the end of 2010, the Company amended the Stanley Account Value Plan, a tax-qualified 401(k) Plan, the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works and the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan. As a result of these amendments, the Stanley Account Value Plan has been renamed the Stanley Black & Decker Retirement Account Plan, the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, as it applies to named executive officers and certain other employees, has been replaced by the Stanley Black & Decker Supplemental Retirement Account Plan, and the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan has been closed to new deferrals. Certain employees may now defer bonuses and other compensation pursuant to the Stanley Black & Decker Supplemental Retirement Account Plan. The discussion below relates to the plans that were in effect through 2010.

The compensation that could be deferred by employees and the amounts that could be credited to their accounts under the Stanley Account Value Plan was limited due to certain provisions of the Internal Revenue Code and the regulations. The Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works provided executive officers and certain other employees with benefits that could not be provided under the Stanley Account Value Plan.

Pursuant to the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, an eligible employee could elect to defer a portion of his or her compensation to be credited to a supplemental employee contributions account. The total amount deferred under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, plus the amount the employee could defer under the Stanley Account Value Plan, could not exceed 15% of his or her annual compensation. For this purpose, compensation included salary, bonuses, certain other amounts earned as an employee of the Company that are includible in taxable income, and amounts deferred or contributed at the election of the employee to the Stanley Account Value Plan or any other Company-sponsored plan under an arrangement described in Section 401(k) or 125 of the Internal Revenue Code or under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works. Matching allocations with respect to compensation that was deferred under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works were credited to the employee’s supplemental employer contributions account. Such allocations for a year other than 2009, plus the matching allocations that could be made for such a year other than 2009 to the employee’s matching allocations account under the Stanley Account Value Plan, could not exceed 3.5% of the employee’s annual compensation. With respect to 2009, the Company eliminated matching and Cornerstone Account allocations under the Supplemental Retirement and Account value Plan for Salaried Employees of The Stanley Works. Effective January 1, 2010, matching and Cornerstone Account allocations were reinstated at 2008 levels. Matching allocations credited to the supplemental employer contributions account were 100% vested once a participant completed three years of service and, except as provided below, were not vested prior to the completion of three years of service. In addition, supplemental basic Cornerstone allocations could be made to an employee’s supplemental employer contributions account for a year other than 2009, based on compensation above the level recognized under the Stanley Account Value Plan.

Ordinarily, a participant receives a lump sum distribution of his or her total vested account balance under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works following termination of employment. A participant could elect to receive the lump sum distribution at a specified date subsequent to termination of employment. His or her beneficiary received a lump sum distribution of his or her total vested account balance upon his or her death. Loans and in-service withdrawals were not permitted other than an in-service withdrawal in the event of an unforeseeable emergency. The vested account balance of Mr. Lundgren under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works was required to be paid at the same time and in the same form as his benefit under the supplemental make-whole arrangement. The vested account balance of Mr. Loree under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works was required to be paid at the same time and in the same form as his benefits under The Stanley Works Supplemental Executive Retirement Program.

Cornerstone allocations credited to an employee’s supplemental employer contributions account were 100% vested once the employee completed three years of service, and, except as described below, were not vested prior to the completion of three years of service. Both matching allocations and Cornerstone allocations under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works also became vested if, while employed by the Company, the participant attained age 65 or became disabled or died.

The Company also provided a supplemental Cornerstone allocation in years other than 2009 for certain participants in the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works that was in addition to the supplemental basic Cornerstone allocation. Supplemental Cornerstone allocations were discontinued effective January 1, 2009 and reinstated effective January 1, 2010. None of the Company’s named executive officers was eligible to receive this additional Cornerstone allocation.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table.

The Company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
Participants in the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works could elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants could elect to change their investment elections at any time by contacting the Stanley Savings Center via telephone or Internet. During the plan year ended December 31, 2010, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Stock Fund 29.69%; Short Term Investment Fund 0.17%; SSgA US TIPS 5.95%; SSgA S&P 500 Index Fund 14.87%; SSgA U.S. Total Market Index Fund 17.18%; SSgA International Index Fund 7.64%; SSgA Bond Market Index Fund 6.31%; and SSgA US Extended Market Index Fund 28.28%; LKCM Small Capital Equity Institutional Fund 32.98%; Dodge & Cox International Stock Fund 13.69%; BGI Target Retirement Income Fund 10.83%; BGI Target Retirement Fund 2015 11.84%; BGI Target Retirement Fund 2020 12.89%; BGI Target Retirement Fund 2025 13.40%; BGI Target Retirement Fund 2030 14.26%; BGI Target Retirement Fund 2035 14.65%; BGI Target Retirement Fund 2040 15.33%; BGI Target Retirement Fund 2045 15.71%; BGI Target Retirement Fund 2050 16.26%. The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Footnote to column (e) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The amount set forth in column (e) represents the distribution of funds held through the Black & Decker Supplemental Retirement Savings Plan following the Merger, pursuant to the terms of that Plan.

     Retirement Programs covering Mr. Archibald

     As discussed above, Mr. Archibald will receive a distribution under The Black & Decker Pension Plan following termination of his employment with the Company; he will receive distributions pursuant to The Black & Decker Supplemental Pension Plan and The Black & Decker Supplemental Executive Retirement Plan on or about September 12, 2011 pursuant to distribution elections Mr. Archibald made while he was an employee of The Black & Decker Corporation. Mr. Archibald became eligible for coverage under the Stanley Account Value Plan when he became an employee of the Company immediately following the Merger but was not eligible for Cornerstone allocations under that plan. Prior to the Merger, Mr. Archibald was eligible for contributions under The Black & Decker Retirement Savings Plan, a tax qualified 401(k) defined contribution retirement plan that, prior to 2011, covered most salaried employees of The Black & Decker Corporation and its subsidiaries. Contributions were discontinued under The Black & Decker Retirement Savings Plan at the end of 2010 and, effective January 1, 2011, The Black & Decker Retirement Savings Plan was merged into and all of its assets and liabilities were transferred to the Stanley Black & Decker Retirement Account Plan.

     Retirement Programs effective January 1, 2011

     Effective January 1, 2011, the restated Stanley Account Value Plan (known effective in 2011 as the Stanley Black & Decker Retirement Account Plan) continues to offer tax-deferred savings and the same level of matching allocations (50% match on the first 7% of pay contributed on a pre-tax basis) for eligible participants. The tax laws limit the amount of elective contributions that may be made for a year. Pay is subject to limits imposed under the tax laws and includes amounts such as salary, management incentive bonuses, and certain other taxable compensation, and also includes any such amounts contributed at the election of a participant under Section 125 or 401(k) of the Internal Revenue Code but excludes amounts such as moving expenses, welfare benefits, and certain bonuses. Beginning January 1, 2011, matching allocations are 100% vested upon completion of one year of service and, except as described below, are not vested prior to completion of one year of service. Contributions made by participants and matching allocations continue to be allocated to Choice Accounts that are subject to investment direction by participants that may be changed on a daily basis by participants.

     Under the Stanley Black & Decker Retirement Account Plan, effective January 1, 2011, the Cornerstone Account has been renamed the Core Account, and, for certain participants, there are allocations to Core Accounts. These accounts continue to be subject to investment direction by participants. The regular allocations to a participant’s Core Account for a calendar year are based on the participant’s age on the last day of the calendar year and the participant’s pay (as described above, subject to limits imposed by the tax law) for each calendar quarter during the year (with pay recognized for a calendar quarter only if the participant had employment status on the last day of the calendar quarter) as follows:

Age	Allocation Amount (% of pay)
Less than 40	2%
40-54	4%
55 and over	6%

     There is also a Core Transition Benefit Allocation to the Core Account, during the five calendar years that begin with the 2011 year, for an individual who received Cornerstone Allocations during 2010 or who accrued benefits during 2010 under The Black & Decker Pension Plan or the Retirement Plan for Hourly-Rated Employees of Porter Cable Corporation. The Core Transition Benefit Allocation increases an individual’s Core Allocation by the following percentages of pay (as described above subject to the limits applied under the tax law):

Age	2011	2012	2013	2014	2015
Less than 40	1%	1%	0.5%	0.5%	0.5%
40-54	1%	1%	0.5%	0.5%	0.5%
55 and over	3%	3%	1.5%	1.5%	1.5%

     There is an Additional Core Transition Benefit Allocation to the Core Account for the five calendar years that begin with the 2011 year, for an individual who is eligible for Core Transition Benefit Allocations and on January 31, 1998, was a participant in The Stanley Works Retirement Plan, The Black & Decker Pension Plan, or the Retirement Plan for Hourly-Rated Employees of Porter Cable Corporation. This allocation is a percentage of pay (as described above, subject to the limits applied under the tax law), based on the individual’s age on December 31, 2001, and credited service as of January 31, 1998. The percentage of pay, depending upon an individual’s age and credited service, may vary between 0.1% and 7.0%. None of the Company’s named executive officers is eligible for Additional Core Transition Benefit Allocations. Mr. Archibald is not eligible for any allocations to a Core Account.

     Effective January 1, 2011, funds allocated to a Core Account are 100% vested once a participant has completed three years of service and, except as discussed below, are not vested prior to the completion of three years of service. Regardless of years or service, a participant will become 100% vested in the total value of both the Choice Account and the Core Account if, while the participant is employed by the Company, the participant reaches age 55 or becomes totally and permanently disabled or dies. A participant’s vested accounts are payable upon termination of employment in a lump sum and, if payments are made after attainment of age 70 ½, the participant may elect instead to receive annual installment payments equal to the minimum required distributions under the tax law. If a participant dies, the total vested value of the participant’s accounts (including amounts that become vested upon death while employed by the Company) is payable in a lump sum to his or her beneficiary.

     The January 1, 2011, restatement of the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works (known effective in 2011 as the Stanley Black & Decker Supplemental Retirement Account Plan) provides benefits that may not be provided to executive officers and certain management employees under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2011, the Stanley Black & Decker Supplemental Retirement Account Plan permits a participant to make contributions on a pre-tax basis of up to 50% of the pay earned for a calendar year that consists of base salary (including commissions and vacation pay) and of up to 100% of the pay earned for a calendar year that consists of bonuses provided under the Company’s management incentive plans. These contributions are credited to a supplemental employee contributions account that is also credited with funds attributable to any supplemental employee contributions made before the implementation of the 2011 restatement. The Company provides matching allocations for a year, that are credited to a supplemental matching allocations account, equal to 50% of the participant’s elective contributions for the year of up to 7% of the portion of pay for the year (as described above) in excess of the amount of pay that may be taken into account for the year under the Stanley Black & Decker Retirement Account Plan. Therefore, the maximum amount of matching allocations for a participant for a year under the Stanley Black & Decker Supplemental Retirement Account Plan is 3.5% of the portion of the participant’s pay for the year in excess of the amount of pay that may be recognized for the year under the Stanley Black & Decker Retirement Account Plan. The participant’s supplemental elective contributions are immediately vested. The supplemental matching allocations, including supplemental matching allocations made prior to 2011, are 100% vested after completion of one year of service and, except as described below, are not vested prior to completion of one year of service.

     Under the Stanley Black & Decker Supplemental Retirement Account Plan, supplemental Core allocations, along with supplemental Cornerstone allocations made for years prior to 2011, are credited for certain participants to supplemental Core allocations accounts. These supplemental Core allocations are based on the Core Account allocation formulas in the Stanley Black & Decker Retirement Account Plan (including the allocation formulas for Core Transition Benefit Allocations and Additional Core Transition Benefit Allocations for 2011 through 2016) but are applied with respect to the portion of a participant’s pay in excess of the amount of pay that may be recognized under the Stanley Black & Decker Retirement Account Plan. Supplemental Core allocations, along with supplemental Cornerstone allocations made for years prior to 2011, are vested upon completion of three years of service and, except as described below, are not vested prior to completion of three years or service.

     Irrespective of the number of a participant’s years of service, he or she is vested in all supplemental matching and Core accounts upon attaining age 55 while employed by the Company or in the event of death or total disability while employed by the Company.

     All supplemental accounts are credited with notional investment earnings or losses, depending upon the investment options selected by the participants that may be changed on a daily basis by the participants. A participant ordinarily receives a lump sum distribution of the vested account balances following termination of employment unless he or she has elected a later distribution date. Upon death, the vested account balances are payable in a lump sum to the designated beneficiary of the participant. However, Mr. Lundgren’s vested accounts are distributed at the same time and in the same form as his benefit under the CEO Make-Whole Arrangement and Mr. Loree’s vested accounts are distributed at the same time and in the same form as his benefit under The Stanley Works Supplemental Executive Retirement Program.

Executive Officer Agreements

     Agreement with John F. Lundgren, Director, President and Chief Executive Officer

     In February 2004, the Company entered into an employment agreement with Mr. Lundgren pursuant to which Mr. Lundgren agreed to serve as the Company’s Chairman and Chief Executive Officer. On December 10, 2008, the employment agreement was amended and restated primarily to comply with rules under Section 409A of the Internal Revenue Code of 1986, as amended, governing time and form of payments. The changes did not generally affect the scope or amount of benefits Mr. Lundgren was entitled to receive under the employment agreement. On November 2, 2009, the employment agreement was again amended and restated in connection with the Merger. Mr. Lundgren’s amended and restated agreement, which is on file as an exhibit to the Company’s Current Report on Form 8-K filed November 3, 2009, became effective upon completion of the Merger on March 12, 2010, at which time Mr. Lundgren’s position was changed to President, Chief Executive Officer and a Director of the Company.

     As of January 2, 2010, Mr. Lundgren’s annual base salary was $1,050,000. As provided in the amended agreement, on March 12, 2010, Mr. Lundgren’s annual base salary was increased to $1,250,000 and on March 15, 2010 Mr. Lundgren received a special grant of 325,000 restricted stock units that vest in two equal installments on March 12, 2014 and March 12, 2015 (the “Merger RSUs”). Mr. Lundgren’s annual base salary is subject to review for increase at least annually and may not be decreased except pursuant to across-the-board salary decreases similarly affecting all senior Company executives. Pursuant to the terms of his agreement, Mr. Lundgren is entitled to participate in the MICP with an annual target bonus opportunity equal to 150% of his annual base salary, a threshold bonus opportunity equal to 75% of his annual base salary, and a maximum potential award equal to 300% of his annual base salary and to receive (a) annual performance awards with a target annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting) equal to 300% of his annual base salary, with a threshold potential annual performance award equal to 150% of his annual base salary and a maximum potential annual performance award equal to 500% of his annual base salary, and (b) annual awards of options to purchase 150,000 shares of Company common stock. Mr. Lundgren also is entitled to participate in all employee benefit plans as are generally made available to the Company’s senior officers.

     Under his employment agreement, if Mr. Lundgren’s employment is terminated by the Company without cause or if Mr. Lundgren terminates his employment as a result of a constructive termination of employment, (i) Mr. Lundgren will receive a lump sum in cash equal to two times his annual base salary and target annual bonus opportunity; (ii) the Merger RSUs will immediately vest; (iii) Mr. Lundgren and his eligible dependents will receive up to twenty-four months of continued health and welfare benefits coverage; (iv) Mr. Lundgren will receive a pro-rata target annual bonus in respect of the year in which the termination of employment occurs; and (v) Mr. Lundgren will be subject to a twenty-four month non-competition and non-solicitation covenant.

     As a condition to receiving the payments described above, Mr. Lundgren is required to execute a general release of claims. In addition, upon termination of his employment, the Company will provide Mr. Lundgren with access to retiree medical coverage, at his cost, on the same terms and conditions as are generally made available to other retirees of the Company; provided, however, the Company is not required to provide such access if Mr. Lundgren’s employment is terminated for cause. For a discussion of the retirement provisions of the employment agreement, see “CEO Make-Whole Retirement Arrangement” discussed on page 31. See the “Termination Provisions Summary” table on page 39 for information regarding payments which would have become payable to Mr. Lundgren if his employment had terminated effective January 1, 2011.

     Agreement with James M. Loree, Executive Vice President and Chief Operating Officer

     On November 2, 2009, in connection with the Merger, the Company entered into an employment agreement with James M. Loree, Executive Vice President and Chief Operating Officer of the Company. Pursuant to the terms of the agreement, on March 12, 2010, Mr. Loree’s annual base salary was set at $750,000 and on March 15, 2010, Mr. Loree received a special grant of 200,000 restricted stock units that vest in two equal installments on March 12, 2014 and March 12, 2015 (the “Merger RSUs”). Mr. Loree’s annual base salary is subject to review for increase at least annually and may not be decreased except pursuant to across-the-board salary decreases similarly affecting all senior Company executives. Pursuant to the terms of his agreement, Mr. Loree is entitled to participate in the MICP with an annual target bonus opportunity equal to 100% of his annual base salary, a threshold bonus opportunity equal to 50% of his annual base salary, and a maximum potential award equal to 200% of his annual base salary and to receive (a) annual performance awards with a target annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting) equal to 250% of his annual base salary, with a threshold potential annual performance award equal to 125% of his annual base salary and a maximum potential annual performance award equal to 400% of his annual base salary, and (b) annual awards of options to purchase 100,000 shares of Company common stock. Mr. Loree also is entitled to participate in all employee benefit plans as are generally made available to the Company’s senior officers.

     Under his employment agreement, if Mr. Loree’s employment is terminated by the Company without cause or if Mr. Loree terminates his employment as a result of a constructive termination of employment, the employment agreement provides that (i) Mr. Loree will receive a lump sum in cash equal to two times his annual base salary and target annual bonus opportunity; (ii) the Merger RSUs will immediately vest; (iii) Mr. Loree and his eligible dependents will receive up to twenty-four months of continued health and welfare benefits coverage; (iv) Mr. Loree will receive a pro-rata target annual bonus in respect of the year in which the termination of employment occurs; (v) Mr. Loree shall be deemed to have attained service through the greater of his actual age as of the date of termination and age 54 for all purposes (including vesting and benefit accrual) under the Supplemental Executive Retirement Plan; and (v) Mr. Loree will be subject to a twenty-four month non-competition and non-solicitation covenant.

     As a condition to receiving the payments described above, Mr. Loree is required to execute a general release of claims. In addition, upon termination of his employment, the Company will provide Mr. Loree with access to retiree medical coverage, at his cost, on the same terms and conditions as are generally made available to other retirees of the Company; provided, however, the Company is not required to provide such access if Mr. Loree’s employment is terminated for cause. See the “Termination Provisions Summary” table on page 43 for information regarding payments which would have become payable to Mr. Loree if his employment had terminated effective January 1, 2011.

     Agreement with Nolan D. Archibald, Executive Chairman

     On November 2, 2009, in connection with the Merger, the Company entered into an agreement with Nolan D. Archibald, who was then the Chairman, President and Chief Executive Officer of Black & Decker. Under the terms of his agreement, which became effective on March 12, 2010, Mr. Archibald will serve as a member and Executive Chairman of the Company’s Board of Directors and as an employee of the Company for a period of three years following the completion of the Merger. While Mr. Archibald is employed by the Company, he will receive an annual base salary of $1,500,000 and will be entitled to participate in the MICP, with an annual target bonus opportunity equal to $1,875,000. Pursuant to his employment agreement, on March 15, 2010, Mr. Archibald received a special grant of 1,000,000 stock options, which will vest in full on March 12, 2013. During the three years that Mr. Archibald is employed by the Company, Mr. Archibald also will be eligible to receive annual equity awards with an aggregate annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting), equal to $6,650,000 and comprised (based on value) of 50% stock options and 50% restricted stock, restricted stock units or other full-share type awards. Mr. Archibald also will be eligible to receive a cost synergy bonus on March 12, 2013 based on the achievement of certain goals set forth in the following table.

Cost Synergy Level	Bonus
Attained	Amount
Less than $150 million	$0
$150 million	$0
$225 million	$15 million
$300 million	$30 million
$350 million	$45 million
More than $350 million	$45 million

     For purposes of the cost synergy bonus, the Cost Synergy Level Attained means the annual run-rate of cost savings achieved by the Company as of March 12, 2013 that are attributable to the Merger. The cost savings will be calculated on a pre-tax basis, applying generally accepted accounting principles and otherwise consistent with the methods of cost synergy measurements used in reports provided to the Board of Directors and included in the Company’s public filings. The calculation will not include any revenue synergies. To the extent the cost synergy level attained is between two values set forth in the table above, the cost synergy bonus will be determined by linear interpolation between the two corresponding cost synergy bonus amount values. In addition, each bonus amount set forth in the table above will be increased at an interest rate of 4.5% compounded annually over the three-year period beginning on March 12, 2010.

     Mr. Archibald also is entitled to participate in all group welfare plans as are generally made available to the Company’s senior executives and all fringe benefit and perquisite programs as are generally made available to Mr. Lundgren. In addition, Mr. Archibald will remain entitled to receive certain perquisites and benefits that he had been receiving as of December 31, 2008 pursuant to his employment agreement with Black & Decker, including business and personal use of the Company’s aircraft. The Company also will continue to honor certain of Mr. Archibald’s entitlements under his employment agreement with Black & Decker and other compensation plans or arrangements of Black & Decker, including (i) a payment of $3,750,000 in respect of Black & Decker’s executive annual incentive plan for the 2009 performance period (to the extent not previously paid by Black & Decker), (ii) a payment of $4,725,000 in respect of Black & Decker’s 2008 Executive Long Term Incentive/Retention Plan (to the extent not previously paid by Black & Decker), (iii) any amounts owed to Mr. Archibald under Black & Decker’s Supplemental Executive Retirement Plan, Supplemental Pension Plan and Supplemental Retirement Savings Plan, (iv) retiree medical benefit coverage for Mr. Archibald and his spouse (to the extent Mr. Archibald is eligible to receive such benefit coverage upon his retirement under Black & Decker’s applicable plans), and (v) reimbursement of all legal fees and expenses Mr. Archibald incurs as a result of the application of Section 4999 of the Code to the payments and benefits under his agreement with the Company.

     Pursuant to Mr. Archibald’s employment agreement with Black & Decker, upon completion of the Merger, he would have been entitled to a severance payment in the amount of $20,475,000, as well as a gross-up payment if he were to be subject to the excise tax imposed by Section 4999 of the Code, based on Mr. Archibald not becoming chairman, president and chief executive officer of the Company. Under the terms of Mr. Archibald’s agreement with the Company, however, Mr. Archibald agreed to waive his entitlement to the severance payment and the gross-up payment that would have been payable under the Black & Decker employment agreement upon completion of the Merger.

     Under his agreement with the Company, if Mr. Archibald’s employment is terminated by the Company without cause or if Mr. Archibald terminates his employment as a result of a constructive termination of employment, (i) Mr. Archibald will receive the cost synergy bonus on March 12, 2013 (as if Mr. Archibald had remained continuously employed by the Company through such date and based on the actual Cost Synergy Level Attained as of March 12, 2013), (ii) all outstanding equity awards will immediately vest, (iii) Mr. Archibald and his eligible dependents will receive continued health and welfare benefits coverage until March 12, 2013, and (iv) Mr. Archibald will be subject to a non-competition covenant through March 12, 2013 and a twenty-four month non-solicitation covenant. As a condition to receiving the payments described above, Mr. Archibald is required to execute a general release of claims. See the “Termination Provisions Summary” table on page 42 for information regarding payments which would have become payable to Mr. Archibald if his employment had terminated effective January 1, 2011.

Termination and Change in Control Provisions

     The Company has adopted a separation pay policy applicable to executive officers and certain other members of management pursuant to which the Company will provide separation pay upon a termination of employment that is permanent, involuntary, initiated by the Company through no fault of the affected employee, and is the direct result of a job elimination or combination with another position. The purpose of the policy is to help affected individuals transition to new employment without any loss in base compensation for a specified period. Pursuant to this policy, subject to adjustment, as required to comply with Section 409A of the Internal Revenue Code of 1986, as amended, a named executive officer who qualifies for separation pay under the policy would receive up to one year’s pay at his or her annual base salary at the date of termination, continued life, AD&D, medical, dental and vision insurance coverage through the end of the month in which he or she receives separation pay, provided he or she makes the necessary contributions, and would be allowed 180 days plus two calendar months to exercise any vested but unexercised stock options. Any employee who is at least 55 years of age and has at least 20 years of consecutive service with the Company at the time of termination also would be eligible to receive a special medical subsidy equal to 50% of normal COBRA costs for a maximum of 18 months. The separation pay policy would not apply to Messrs. Lundgren, Loree or Archibald, whose severance would be governed by the terms of their agreements as described above.

     The Company’s 2006 Management Incentive Compensation Plan (“MICP”), its 1997, 2001 and 2009 Long Term Incentive Plans (the “1997 LTIP,” the “2001 LTIP,” the “2009 LTIP,” or, collectively, “LTIPs”), and change in control severance agreements with each of Messrs. Lundgren, Allan, Ansell and Loree, and other senior officers of the Company (“Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits upon the occurrence of a “Change in Control.”

     A Change in Control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least two thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Unless otherwise determined by the Compensation Committee at the time of grant of an award, upon the occurrence of a Change in Control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, pro rata, assuming achievement at target and all restrictions applicable to restricted stock and restricted stock units will immediately lapse.

     The Company initially entered into a Change in Control Agreement with Mr. Lundgren when he commenced employment on March 1, 2004; with Mr. Loree on May 9, 2003; and with Mr. Ansell on October 13, 2006. The Company entered into amended and restated Change in Control Agreements with each of the foregoing executives on December 10, 2008, in order to comply with the rules of Section 409A of the Internal Revenue Code, as amended. The changes reflected in the amended and restated Change in Control Agreements do not generally affect the scope or amount of benefits the respective executive officer would be entitled to receive. The Company entered into the amended and restated Change in Control Agreement with Mr. Allan on February 23, 2009. The Forms of Change in Control Agreements executed with Messrs. Allan, Ansell, Loree and Lundgren are on file as exhibits to the Company’s Annual Report on Form 10-K for the year ended January 3, 2009.

     These agreements provide for a two year term, subject to recurring one year extensions unless 90 days’ advance notice is given not to extend the term. In addition, if a Change in Control occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the Change in Control. In order to receive benefits under these agreements, an executive officer must incur a qualifying termination of employment during the term of the agreement. A qualifying termination of employment will generally occur if the executive officer’s employment is actually or constructively terminated within two years following a Change in Control.

     The agreements provide for the following upon a qualifying termination: (i) a lump sum cash payment equal to 3 times (for Messrs. Lundgren and Loree) or 2.5 times (for Messrs. Allan and Ansell) annual base salary; (ii) a cash payment equal to 3 times (for Messrs. Lundgren and Loree) or 2.5 times (for Messrs. Allan and Ansell) average annual bonus over the 3 years prior to termination; (iii) continuation of certain benefits and perquisites for 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Allan and Ansell) (or, if shorter, until similar benefits are provided by the executive officer’s new employer); (iv) a payment reflecting the actuarial value of an additional 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Allan and Ansell) of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by the Company; and (v) outplacement services (with the cost to the Company capped at $50,000). The executive officers will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.

     Set forth at pages 39-42 are tables setting forth the dollar amounts that would have been payable at January 1, 2011 under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $67.70, the highest reported sale price of a share of Company stock in the sixty (60) days preceding January 1, 2011, in calculating amounts payable in respect of RSUs and performance awards following a Change in Control, and $66.87, the closing price of Company common stock on December 31, 2010, which was the last business day of the Company’s 2010 fiscal year, in calculating all other amounts payable in respect of equity awards. The Company’s 2010 fiscal year ended on January 1, 2011.

TERMINATION PROVISIONS SUMMARY
John F. Lundgren

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	6,250,000	10,813,200	0	0	0
Pro-rata bonus for year
of termination	0	0	1,875,000	1,875,000	1,875,000	1,875,000	0
SERP/Retirement Plan	3,689,017	3,689,017	3,689,017	5,687,078	3,689,017	3,689,017	3,689,017
Supplemental Account
Value Plan
contributions	0	0	0	1,237,500	0	0	0
Executive benefits &
perquisites	0	0	0	116,133	0	0	0
Post-termination life
insurance	309,615	309,615	313,539	313,539	309,615	0	309,615
Post-termination health
& welfare	0	0	30,460	45,690	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	17,184,077	0	0	0
Vesting of
stock options	0	0	0	3,129,294	3,129,294	3,129,294	0
Vesting of restricted
stock units	21,732,750	0	21,732,750	29,870,272	29,504,064	29,504,064	21,732,750
Vesting of performance
shares	0	0	0	5,835,649	5,914,886	5,914,886	0
Total	25,731,382	3,998,632	33,890,766	76,157,433	44,421,875	44,112,260	25,731,382

TERMINATION PROVISIONS SUMMARY
Donald Allan, Jr.

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	475,000	2,298,220	0	0	0
Pro-rata bonus for year
of termination	0	0	760,000	380,000	760,000	760,000	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Account
Value Plan
contributions	0	0	0	183,547	0	0	0
Executive benefits &
perquisites	0	0	0	88,183	0	0	0
Post-termination life
insurance	0	0	9,671	24,177	0	0	0
Post-termination health
& welfare	0	0	8,002	37,314	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	2,590,240	0	0	0
Vesting of
stock options	0	0	0	658,025	658,025	658,025	0
Vesting of restricted
stock units	0	0	0	5,020,260	4,958,711	4,958,711	0
Vesting of performance
shares	0	0	0	636,138	782,892	782,892	0
Total	0	0	1,252,673	11,966,103	7,159,628	7,159,628	0

TERMINATION PROVISIONS SUMMARY
Jeffery D. Ansell

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	475,000	2,463,167	0	0	0
Pro-rata bonus for year
of termination	0	0	760,000	380,000	760,000	760,000	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Account
Value Plan
contributions	0	0	0	152,141	0	0	0
Executive benefits &
perquisites	0	0	0	78,385	0	0	0
Post-termination life
insurance	0	0	6,781	16,952	0	0	0
Post-termination health
& welfare	0	0	14,509	53,032	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	2,497,212	0	0	0
Vesting of
stock options	0	0	0	741,825	741,825	741,825	0
Vesting of restricted
stock units	0	0	0	6,374,260	6,296,111	6,296,111	0
Vesting of performance
shares	0	0	0	835,552	849,008	849,008	0
Total	0	0	1,256,290	13,642,525	8,646,945	8,646,945	0

TERMINATION PROVISIONS SUMMARY
Nolan D. Archibald

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	0	0	0	0	0
Pro-rata bonus for year
of termination	1,875,000	0	1,875,000	1,875,000	1,875,000	1,875,000	1,875,000
Black & Decker Pension Plan	796,978	796,978	796,978	796,978	796,978	402,631	796,978
Black & Decker SERP	27,247,497	27,247,497	27,247,497	27,247,497	27,247,497	27,247,497	27,247,497
Black & Decker Supplemental
Pension Plan	15,248,704	15,248,704	15,248,704	15,248,704	15,248,704	15,248,704	15,248,704
Supplemental Account Value
Plan contributions	0	0	0	0	0	0	0
Executive benefits &
perquisites	0	0	0	0	0	0	0
Post-termination
life insurance	580,000	580,000	588,829	588,829	580,000	0	580,000
Post-termination health &
welfare	0	0	37,106	37,106	0	0	0
Outplacement	0	0	0	0	0	0	0
280G tax gross up	0	0	0	0	0	0	0
Vesting of stock options	574,816	574,816	19,863,138	19,863,138	19,863,138	19,863,138	574,816
Vesting of restricted
stock/RSUs	17,932,873	3,489,678	27,762,953	27,806,267	27,762,953	27,762,953	17,932,873
Vesting of cost synergy bonus	0	0	51,352,476	51,352,476	13,822,062	13,822,062	0
Total	64,255,867	47,937,673	144,772,680	144,815,995	107,196,332	106,221,985	64,255,867

TERMINATION PROVISIONS SUMMARY
James M. Loree

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	3,000,000	5,127,325	0	0	0
Pro-rata bonus for year
of termination	0	0	750,000	750,000	750,000	750,000	0
SERP/Retirement Plan	0	0	3,020,469	4,071,916	2,553,097	2,553,097	0
Supplemental Account
Value Plan
contributions	0	0	0	432,692	0	0	0
Executive benefits &
perquisites	0	0	0	103,047	0	0	0
Post-termination life
insurance	0	0	32,364	48,546	0	0	0
Post-termination health &
welfare	0	0	43,775	65,662	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross up	0	0	0	8,954,831	0	0	0
Vesting of stock options	0	0	0	1,987,709	1,987,709	1,987,709	0
Vesting of restricted stock
units	0	0	13,374,000	18,050,140	17,828,846	17,828,846	0
Vesting of performance
shares	0	0	0	2,211,006	2,494,741	2,494,741	0
Total	0	0	20,220,608	41,852,875	25,614,393	25,614,393	0

Footnotes to Termination Provision Summary Tables

The Company’s MICP provides that, upon an occurrence of a change in control, payments will be made on a pro rata basis, assuming performance at target, as discussed above. The Company’s MICP provides that in the case of termination that is involuntary without cause or voluntary for good reason and termination in the event of disability, death or retirement, payments will be made on a pro rata basis based on actual performance. Mr. Lundgren’s and Mr. Loree’s employment agreements provide that in the case of termination that is involuntary without cause or voluntary for good reason and termination in the event of or death, bonus payments will be made on a pro rata basis assuming performance at target.

Benefits that Messrs. Lundgren, Loree and Archibald would be entitled to receive if their employment were terminated by the Company without cause or if they were to terminate their employment as a result of a constructive termination of employment are described at pages 35, 36 and 37 under the heading “Executive Officer Agreements.” Under the terms of his employment agreement, the Merger RSUs granted to Mr. Lundgren will become immediately and fully vested in the event of his retirement which was defined, for this purpose, as Mr. Lundgren’s termination of his employment for any reason following completion of the Merger.

The standard terms of the Company’s stock option and restricted unit awards provide that those awards will become fully vested upon retirement, as defined in the terms of grant. Retirement for these purposes is defined as achievement of age 55 and 10 years of service with the Company or any affiliate; accordingly, Mr. Archibald’s annual bonus would have been paid and the stock option and restricted stock unit awards he received in December 2010 would have become fully vested had he retired on January 1, 2011. Under the terms of the Black & Decker plans pursuant to which they were granted, Mr. Archibald also would vest, pro rata, in the Restricted Stock Awards that were granted to him prior the Merger. Unvested stock options granted prior to the Merger would be cancelled.

Under the terms of the Change in Control Severance Agreements between the Company and Messrs. Lundgren, Allan, Ansell and Loree, these executives would be entitled to life, disability, health and accident insurance coverage for a period of 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Allan and Ansell) upon a termination without cause following a Change in Control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2010 multiplied by the appropriate period of time.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, the cost incurred by the Company for use of the car the executive is currently using, subject to the limits established by the Company as to the amount it will pay in any year, and an estimate of $5,000 per year as the cost of annual physicals.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms. For termination upon retirement, death or disability, the award provisions specify that distributions would be made, pro rata, at the time awards are otherwise distributed based on the Company’s actual performance for the performance period. No awards were distributed for the 2008-2010 performance period, as the performance goals were not met. The calculations therefore do not include any value for those awards. It is not possible to project with any accuracy the distributions that would be made for the Working Capital Incentive Program; accordingly, the calculations with respect to distributions upon retirement, death or disability include amounts based on performance at threshold for this Program. Performance exceeded maximum EPS and target ROCE goals established for 2009 and exceeded maximum EPS and threshold ROCE for the 2010 fiscal year under the 2009-2011 performance program. Performance in 2010 exceeded maximum EPS and target ROCE goals established for 2010 under the 2010-2012 performance program. The calculations with respect to distributions upon retirement, death or disability for the 2009-2011 and 2010-2012 performance periods include the amounts that would have been distributed based on achievement of these goals when distributions are made for these programs had retirement, death or disability occurred on January 1, 2011, as well as a pro-rata bonus based on performance at target for the TSR component of these programs.

     Director Compensation

     The Corporate Governance Committee is responsible for recommending compensation programs for our non-employee directors to our Board of Directors. Accordingly, the Chairman of the Corporate Governance Committee annually collects market data regarding director compensation and reviews that data with the Corporate Governance Committee. The Corporate Governance Committee then considers whether, in light of that data, any changes in the amount or manner in which the Company compensates its independent directors is appropriate, and provides its recommendation to the full Board. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation. See the discussion on pages 9-10 under the heading “Compensation” for a description of the compensation provided to the non-employee directors of the Company.

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John G. Breen	121,414	110,000	0	0	0	0	231,414
George W. Buckley	84,712	110,000	0	0	0	230	194,942
Patrick D. Campbell	99,353	110,000	0	0	0	3,314	212,667
Carlos M. Cardoso	99,353	110,000	0	0	0	1,212	210,565
Virgis W. Colbert	111,846	110,000	0	0	0	75	221,921
Robert B. Coutts	104,353	110,000	0	0	0	3,411	217,764
Manuel A. Fernandez	84,712	110,000	0	0	0	2,661	197,373
Benjamin H. Griswold, IV	84,712	110,000	0	0	0	0	194,712
Eileen S. Kraus	91,582	110,000	0	0	0	62	201,644
Anthony Luiso	67,658	--	0	0	0	0	67,658
Marianne M. Parrs	99,353	110,000	0	0	0	4,995	214,348
Robert L. Ryan	84,712	110,000	0	0	0	638	195,350
Lawrence A. Zimmerman	109,346	110,000	0	0	0	0	219,346

Footnote to Column (c) of Director Compensation Table:
The amount set forth in column (c) reflects the grant date fair value of 1,791 restricted share-based grants, which must be settled in cash, with dividend equivalent rights that were granted to each director on April 20, 2010. The dollar amount associated with all outstanding restricted stock unit and stock option awards recognized for financial statement reporting purposes for the fiscal year ended January 1, 2011 in accordance with Financial Accounting Standards Board Codification Topic 718—Stock Compensation was $5,509,425. See footnote J of the Company’s report on Form 10-K for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Director Compensation Table:
The amount set forth in column (g) reflects the cost to the Company of providing products to the Directors under the Directors Product Program.

     Prior to 2004, the Company made grants of stock options to directors pursuant to the Company’s Stock Option Plan for Non-Employee Directors. That plan expired in September 2004 and a Restricted Stock Unit Plan for Non-Employee Directors was adopted in April 2004. Commencing in 2004, directors have received restricted share based grants which must be settled in cash and have not received grants of stock options. Options to acquire stock of The Black & Decker Corporation that were held by directors of Black & Decker prior to the Merger were converted into options to acquire stock of the Company pursuant to the terms of the Merger Agreement. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year end for each director is as follows:

	Aggregate Stock-Related Awards	Aggregate Option Awards
Name	Outstanding (#)	Outstanding (#)
John G. Breen	13,291	0
George W. Buckley	1,791	0
Patrick D. Campbell	3,791	0
Carlos M. Cardoso	5,791	0
Virgis W. Colbert	13,291	2,318
Robert B. Coutts	5,791	0
Manuel A. Fernandez	1,791	6,374
Benjamin H. Griswold, IV	1,791	0
Eileen S. Kraus	13,291	9,000
Anthony Luiso	0	0
Marianne M. Parrs	5,791	0
Robert L. Ryan	1,791	0
Lawrence A. Zimmerman	9,791	0

ITEM 2—APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

     The second item of business to be considered is the approval of an independent registered public accounting firm for the 2011 fiscal year. Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, certified public accountants (“Ernst & Young”), as the independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2011 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors for the last 67 years. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR approving Ernst & Young LLP as independent registered public accounting firm for the year 2011.

Fees of Independent Auditors

     General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2010, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2010. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The aggregate fees billed to the Company by Ernst & Young for professional services in 2009 and 2010 were as follows:

     Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2009 and 2010 were $7,447,045 and approximately $11,026,592 respectively.

     Audit Related Fees. The aggregate fees billed by Ernst & Young to the Company in 2009 and 2010 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were $0 and approximately $165,456 respectively. Audit related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

     Tax Fees. The aggregate fees billed by Ernst & Young to the Company in 2009 and 2010 for professional services rendered for tax compliance, tax advice and tax planning were $4,098,565 and approximately $6,980,277 respectively. Tax services include domestic and foreign tax compliance and consulting.

     All Other Fees. The aggregate fees billed by Ernst & Young to the Company for services other than audit services, audit related services and tax services in 2009 and 2010 were $0 and approximately $165,456.

ITEM 3—ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As a new matter this year, as required pursuant to Section 14A of the Securities Exchange Act, we are asking you to vote on an advisory (non-binding) basis on the following resolution at the 2011 Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 13 to 43 of the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution.

Before you vote, please review the “Executive Summary” on pages 13-15, as well as the rest of our Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our post-Merger vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations. Here are the highlights of our 2010 named executive officer pay programs:
  We Achieved Strong Company Performance in 2010: We delivered very strong Company performance in 2010 and hit the targets established under the 2007 Special Bonus program that were designed to improve working capital and inventory turns. For example:

    For 2010, we increased our earnings per diluted share (“EPS”) to $3.88 per share, excluding merger and acquisition related charges related primarily to the Merger and a second-quarter 2010 tax related benefit.

    Full year 2010 free cash flow improved to $935 million, excluding merger and acquisition related payments.

    For the three-year performance period under the Special Bonus Program that required that a working capital turn goals be achieved by the end of 2009 and sustained for at least six months thereafter, and that an inventory turns goal be achieved by the end of 2009, the Company achieved and sustained 8.6 working capital turns and 6.3 inventory turns, exceeding the performance goals of 7 working capital turns and 6.2 inventory turns that were established in 2007.

  Long Term Performance Targets are Aggressive: Our record over the last three years shows that performance targets for our long term performance award programs are not easily achievable. For the 2006-2008 performance period, only one of the threshold targets was met, and awards equaled only 43.75% of overall target goal achievement. Goals established for the 2007-2009 and 2008-2010 performance period were not met, and, accordingly, no awards were distributed.

  Pay for Performance Alignment is Strong: When measured against our peers, our executive compensation programs demonstrate strong alignment between executive pay and Company performance for 2009 and the 2007-2009 performance cycle, the most recent periods for which comparative data is available.

  We Met Our 2010 Executive Compensation Program Goals: The primary goal for our executive compensation programs in 2010 was to provide competitive pay for our executives as they created shareholder value, with an appropriate balance between measuring profitability and stability and assuring that executives drove efficiencies by using capital judiciously. We achieved that goal for 2010.

  Aggregate Compensation Expenditures are Targeted at the Market Median: We adjusted target compensation for our named executive officers in connection with the Merger to reflect the increased complexity and responsibilities associated with leading a company of our combined size. On average, target total compensation for our named executive officers was positioned very close to the median compensation for executives at a peer group of similarly-sized companies.

  Our Compensation Programs Reward Results: Nearly 80% percent of compensation is at risk, on average, for our named executive officers. This strengthens the alignment of executive and shareholder interests and provides a compelling incentive for executives to optimize business results. To minimize incentives to achieve short term goals at long term cost, our incentive programs for our named executive officers, and others, place greater emphasis, and provide greater rewards, for achievement of long term goals.
For these reasons, the Board of Directors unanimously recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narratives and descriptions in this Proxy Statement.

The result of the Say on Pay vote will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

ITEM 4—ADVISORY VOTE REGARDING FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED
EXECUTIVE OFFICER COMPENSATION

This year, as required pursuant to Section 14A of the Securities Exchange Act, we also are asking you to vote on an advisory (non-binding) basis on the following resolution at the 2011 Annual Meeting:

RESOLVED, that the Company’s shareholders recommend, on an advisory basis, that, after the 2011 Annual Meeting of Shareholders, the Company conduct any required shareholder advisory vote on named executive officer compensation every year, every two years, or every three years in accordance with such frequency receiving the greatest number of votes cast for this resolution.

This advisory vote, commonly known as a “Say When on Pay” vote, gives you the opportunity to express your views about how frequently (but at least once every three years) we should conduct a Say on Pay vote. You may vote for Say on Pay votes to be held “EVERY YEAR,” “EVERY TWO YEARS” OR “EVERY THREE YEARS” in response to the resolution or abstain from voting on the resolution.

We believe you should vote for us to conduct Say on Pay votes “EVERY THREE YEARS.” Before you vote, we encourage you to consider the following:
  Since at least 2004, our executive compensation programs have consistently and effectively upheld our compensation philosophy by providing competitive pay for our named executive officers only when they have created shareholder value, creating a balanced focus for our executives on profitability and stability, and assuring that executives drive efficiencies by using capital judiciously.

  In this period, our compensation programs have demonstrated strong alignment with Company performance, only paying median or above-median compensation when our financial performance and shareholder return were at or above the median of our peer group. Compensation was strongly aligned with our performance in 2009 and over the three-year period ending in 2009, with both financial performance and shareholder return near the 75th percentile of our peer group for those periods.

  On average, the Company has successfully targeted aggregate target total compensation expenditures for the named executive officers very close to the median compensation for executives at a peer group of similarly sized companies.

  The majority of the compensation paid to our named executive officers is and will continue to be at risk, which strengthens the alignment of executive and shareholder interests and provides a compelling incentive for executives to optimize business results.
Based on our consistent track record of effectively monitoring, managing and calibrating our executive compensation programs, shareholders can remain confident that our executive compensation programs will continue to uphold our philosophy, remain aligned with performance, and be targeted at appropriate levels.

For these reasons, the Board of Directors unanimously recommends that shareholders vote for the Company to conduct any required shareholder advisory vote on named executive officer compensation every three years.

The results of the Say When on Pay vote will be advisory and will not be binding upon the Company or our Board. However, we will take into account the outcome of the Say When on Pay vote when determining how frequently the Company will conduct future Say on Pay votes and will disclose our frequency decision as required by the Securities and Exchange Commission.

VOTING INFORMATION

Only shareholders of record as of February 25, 2011 are entitled to vote

     The Company has only one class of shares outstanding. Only shareholders of record at the close of business on February 25, 2011, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 167,377,509 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

     In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

     As long as holders representing at least a majority of the shares of Company common stock outstanding as of February 25, 2011 are present at the Annual Meeting in person or by proxy, the proposal to appoint Ernst & Young LLP as independent auditors for the 2011 fiscal year will be approved, and the compensation of the Company’s named executive officers will be approved on an advisory basis, if the number of votes cast in favor of each such proposal exceeds the number of votes cast against that proposal. The recommendation regarding frequency of future Say on Pay votes shall be that number of years receiving the most votes of the votes cast. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present.

Voting your shares registered in your name or held in “street name”

     The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

     Shareholders of record may vote by any one of the following methods:

(1)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 19, 2011, and follow the instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: www.investorvote.com/swk to vote over the Internet anytime up to 7:00 a.m. EDT on April 19, 2011, and follow the instructions provided on that site.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, prior to the commencement of the Annual Meeting at 9:30 a.m. EDT, on April 19, 2011, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

     If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

     If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Wells Fargo Bank, N.A., in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 15, 2011, and follow the instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: www.investorvote.com/swk to vote over the Internet anytime up to 7:00 a.m. EDT on April 15, 2011, and follow the instructions provided on that site.

(3)	COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, no later than 7:00 a.m. EDT on April 15, 2011, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

     In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting. Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

     If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate proxy card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

     If you have shares registered in your own name:

     If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:
  First, you may send a written notice to the Company’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 19, 2011.

  Second, you may complete and submit a new later-dated proxy by any of the three methods described above under “Voting your shares registered in your name or held in ‘street name.’” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

  Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.
     If a broker holds your shares in “street name”:

     If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

     If you are a 401(k) Plan holder:

     There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:
  First, you may send a written notice to the Company’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your instructions to Wells Fargo Bank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 7:00 a.m. EDT on April 15, 2011, in order to revoke your prior instructions.

  Second, you may submit new voting instructions under any one of the three methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan.” The latest dated instructions actually received by Wells Fargo Bank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.
How proxies are counted

     Shares of the common stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all nominees for the Board of Directors, “FOR” the ratification of the appointment of Ernst & Young LLP as auditors of the Company’s financial statements for the 2011 fiscal year, “FOR” the approval, on an advisory basis, of the compensation of named executive officers, and “FOR” the recommendation, on an advisory basis, that advisory votes on named executive compensation occur once every three years.

     A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

     A properly executed proxy marked ABSTAIN will not be voted. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

     If the shares you own are held in “street name” by a broker or other nominee entity and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, such as the election of directors, the “say on pay” advisory vote, and the “say when on pay” advisory vote, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

     Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan), please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

     Confidential voting

     All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

     For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

     Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies; the Company expects the additional expense of D.F. King’s assistance to be approximately $12,000. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in sending proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at the Company’s website at www.stanleyblackanddecker.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholder proposals for the 2012 Annual Meeting

     Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2012 Annual Meeting must be received by the Secretary not later than November 12, 2011 for inclusion in the Proxy Statement and form of proxy relating to such meeting. A shareholder who otherwise intends to present business at the Company’s 2012 Annual Meeting must comply with the Company’s By-Laws, which state, among other things, that to properly bring business before an annual meeting, a shareholder must give notice to the Secretary in proper written form not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal for the 2012 Annual Meeting, submitted other than pursuant to Rule 14a-8, will not be timely if received by the Secretary before November 12, 2011 or after December 12, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

     Through inadvertence, the following actions were reported late: the exercise of options to acquire 6,250 shares and the contemporaneous sale of those shares by Jeffery D. Ansell; the disposition of 32,188 shares, which were withheld to cover taxes upon vesting of a restricted stock award, by Nolan D. Archibald; the exercise of options to acquire 4,792 shares, the contemporaneous sale of those shares, and the transfer of 3,322 shares held in the Stanley stock fund under the Company’s Account Value (401(k)) Plan and 5,170 shares held in the Stanley stock fund under the Company’s Supplemental Account Value plan to other investment vehicles within those Plans by Bruce H. Beatt; the sale of 15,000 shares by Anthony Luiso; and the acquisition of 106 shares and the sale of 47 shares by William S. Taylor.

Questions

     If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107 or write to them at 48 Wall Street, New York, New York, 10005, or write to us at Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

BRUCE H. BEATT
Secretary

Directions to the Annual Meeting of Shareholders of Stanley Black & Decker, Inc.

STANLEY BLACK & DECKER UNIVERSITY, NEW BRITAIN, CT
1000 Stanley Drive
New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY,
WATERBURY VIA I-84 EAST:
  Exit #37 (Fienemann Road).
  Right at stop light at end of ramp.
  Right at first stop light onto Slater Road.
  Approximately 1 mile to entrance for Mountain View Corporate Park (Stanley Drive).
  Right into entrance, follow driveway to Stanley Black & Decker University
FROM MASSACHUSETTS OR BRADLEY
AIRPORT VIA I-91 SOUTH TO I-84 WEST:
  Exit #37 (Fienemann Road).
  Right at stop light at end of ramp.
  Right at second stop light onto Slater Road.
  Approximately 1 mile to entrance for Mountain View Corporate Park (Stanley Drive).
  Right into entrance, follow driveway to Stanley Black & Decker University

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
7:00 a.m., Eastern Daylight Time, on April 19, 2011.

Vote by Internet Log on to the Internet and go to www.investorvote.com/SWK Follow the steps outlined on the secured website.

Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA,
  US territories & Canada any time on a touch tone
  telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and every 3 YRS for Proposal 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - GEORGE W. BUCKLEY	☐	☐	02 - CARLOS M. CARDOSO	☐	☐	03 - ROBERT B. COUTTS	☐	☐
	04 - MANUEL A. FERNANDEZ	☐	☐	05 - MARIANNE M. PARRS	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. To approve Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year.		☐	☐	☐	3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐
	1 Yr	2 Yrs	3 Yrs	Abstain
4. To recommend, on an advisory basis, the frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation.	☐	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.					Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 19, 2011

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) John G. Breen, Eileen S. Kraus, and John F. Lundgren or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 19, 2011 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1,2 AND 3, AND FOR 3 YEARS ON ITEM 4 LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 19, 2011: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyblackanddecker.com).

(Items to be voted appear on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
7:00 a.m., Eastern Daylight Time, on April 15, 2011.

Vote by Internet Log on to the Internet and go to www.investorvote.com/SWK Follow the steps outlined on the secured website.

Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA,
  US territories & Canada any time on a touch tone
  telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Confidentiality: your instructions to the trustee on how to vote the shares allocated to you under the Stanley Black & Decker Retirement Account Plan will be kept confidential.
I hereby instruct Wells Fargo Bank, N.A., as trustee of the Stanley Black & Decker Retirement Account Plan, to vote the shares allocated to my account under that Plan as follows:

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and every 3 YRS for Proposal 4.
1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - GEORGE W. BUCKLEY	☐	☐	02 - CARLOS M. CARDOSO	☐	☐	03 - ROBERT B. COUTTS	☐	☐
	04 - MANUEL A. FERNANDEZ	☐	☐	05 - MARIANNE M. PARRS	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. To approve Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year.		☐	☐	☐	3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐
	1 Yr	2 Yrs	3 Yrs	Abstain
4. To recommend, on an advisory basis, the frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation.	☐	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.					Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Stanley Black & Decker, Inc.

Proxy For Annual Meeting of Shareholders

April 19, 2011

Solicited on behalf of the Board of Directors

This constitutes your instruction to Wells Fargo Bank N.A. as Trustee under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 19, 2011 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 19, 2011: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyblackanddecker.com).

(Items to be voted appear on reverse side.)